Exhibit 10.3

EXECUTION COPY

SCHNEIDER NATIONAL LEASING, INC.

NOTE PURCHASE AGREEMENT

$100,000,000 Senior Notes

$30,000,000 2.91% Senior Notes, Series A, due September 25, 2020

$70,000,000 3.55% Senior Notes, Series B, due September 25, 2023

Dated as of June 12, 2013

(Not Part of Agreement)

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(continued)

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(continued)

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Schedule A	—	Purchaser Schedule

Schedule B	—	Defined Terms

Exhibit 1(a)	—	Form of 2.91% Senior Note, Series A Note, due September 25, 2020

Exhibit 1(b)	—	Form of 3.55% Senior Note, Series B Note, due September 25, 2023

Exhibit 2	—	Form of Parent Guaranty Agreement

Exhibit 3	—	Form of Subsidiary Guaranty Agreement

Exhibit 4	—	Form of Opinion of Special Counsel to the Company and the Guarantors

Exhibit 5	—	Form of Opinion of Special Counsel to the Purchasers

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SCHNEIDER NATIONAL LEASING, INC.

3101 South Packerland Drive

Green Bay, Wisconsin 54313

$30,000,000 2.91% Senior Notes, Series A, due September 25, 2020

$70,000,000 3.55% Senior Notes, Series B, due September 25, 2023

Dated as of June 12, 2013

TO EACH OF THE PURCHASERS

    LISTED IN SCHEDULE A HERETO:

Ladies and Gentlemen:

SCHNEIDER NATIONAL LEASING, INC., a Nevada corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.1, the “Company”) and wholly owned subsidiary of Schneider National, Inc., a Wisconsin corporation (the “Parent Guarantor”), agrees with each of the Purchasers as follows:

SECTION 1. AUTHORIZATION OF ISSUE OF NOTES.

The Company will authorize the issue and sale of $100,000,000 aggregate principal amount of its Senior Notes consisting of: (a) $30,000,000 aggregate principal amount of its 2.91% Senior Notes, Series A, due September 25, 2020 (the “Series A Notes”); and (b) $70,000,000 aggregate principal amount of its 3.55% Senior Notes, Series B, due September 25, 2023 (the “Series B Notes”; together with the Series A Notes, the “Notes,” such term to include any such notes issued in substitution therefor pursuant to Section 13). The Notes shall be substantially in the forms set out in Exhibits 1(a) and 1(b). Certain capitalized and other terms used in this Agreement are defined in Schedule B. References to a “Schedule” or an “Exhibit” are references to a Schedule or an Exhibit attached to this Agreement unless otherwise specified. References to a “Section” are references to a Section of this Agreement unless otherwise specified.

SECTION 2. SALE AND PURCHASE OF NOTES; GUARANTY AGREEMENTS.

Section 2.1 Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and of the series specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or nonperformance of any obligation by any other Purchaser hereunder.

Section 2.2 Guaranty Agreements.

(a) The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by (i) the Parent Guarantor under and pursuant to a Guaranty Agreement dated as of even date herewith (as amended, supplemented, reaffirmed or otherwise modified from time to time, the “Parent Guaranty Agreement”), which shall be substantially in the form attached hereto as Exhibit 2, and (ii) the Subsidiary Guarantors under and pursuant to a Subsidiary Guaranty Agreement dated as of even date herewith (as amended, supplemented, reaffirmed or otherwise modified from time to time, the “Subsidiary Guaranty Agreement”), which shall be substantially in the form attached hereto as Exhibit 3.

(b) The Purchasers and holders of the Notes agree that a Subsidiary Guarantor may be automatically discharged and released from its obligations under the Subsidiary Guaranty Agreement in accordance with the provisions of Section 7.7(b) of the Parent Guaranty Agreement.

SECTION 3. CLOSING.

The execution of this Agreement shall occur on June 12, 2013 (the “Execution Date”). The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Schiff Hardin LLP, 233 S. Wacker Drive, Suite 6600, Chicago, Illinois, 60606 at 11:00 a.m., Chicago time, on September 25, 2013 (the “Closing”), or on such other Business Day thereafter on or prior to September 30, 2013 as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note for each series to be purchased by such Purchaser (or such greater number of Notes in denominations of at least $250,000 as such Purchaser may request), dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer to the account of the Company set forth in the funding instructions delivered pursuant to Section 4.12. If at the Closing the Company fails to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s reasonable satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser or the Company may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s reasonable satisfaction or such failure by the Company to tender such Notes.

SECTION 4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be purchased by such Purchaser hereunder at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1 Representations and Warranties.

(a) Representations and Warranties of the Company. The representations and warranties of the Company in this Agreement shall be correct when made and at the Closing.

(b) Representations and Warranties of the Parent Guarantor. The representations and warranties of the Parent Guarantor in the Parent Guaranty Agreement shall be correct when made and at the Closing.

(c) Representations and Warranties of the Subsidiary Guarantors. The representations and warranties of the Subsidiary Guarantors in the Subsidiary Guaranty Agreement shall be correct when made and at the Closing.

Section 4.2 Performance; No Default.

(a) The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing and from the Execution Date to the Closing assuming that Sections 9 and 10 are applicable from the Execution Date. From the Execution Date until the Closing, before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.7), no Default or Event of Default shall have occurred and be continuing.

(b) The Parent Guarantor shall have performed and complied with all agreements and conditions contained in the Parent Guaranty Agreement and in this Agreement required to be performed or complied with by the Parent Guarantor prior to or at the Closing and from the Execution Date to the Closing assuming that Sections 7 and 8 of the Parent Guaranty Agreement are applicable from the Execution Date. From the Execution Date until the Closing, before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.7), no Default or Event of Default shall have occurred and be continuing. Neither the Parent Guarantor nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 8 of the Parent Guaranty Agreement had such Section applied since such date.

(c) The Subsidiary Guarantors shall have performed and complied with all agreements and conditions contained in the Subsidiary Guaranty Agreement and in this Agreement required to be performed or complied with by the Subsidiary Guarantors prior to or at the Closing and from the Execution Date to the Closing assuming that Section 6 of the Subsidiary Guaranty Agreement is applicable from the Execution Date. From the Execution Date until the Closing, before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.7), no Default or Event of Default shall have occurred and be continuing.

Section 4.3 Compliance Certificates.

(a) Officer’s Certificate of the Company. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Section 4.1(a), Section 4.2(a) and Section 4.11 have been fulfilled.

(b) Secretary’s Certificate of the Company. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and other documents in connection therewith and (ii) the Company’s organizational documents as then in effect.

(c) Officer’s Certificate of the Parent Guarantor. The Parent Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Section 4.1(b), Section 4.2(b) and Section 4.11 have been fulfilled.

(d) Secretary’s Certificate of the Parent Guarantor. The Parent Guarantor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated as of the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Parent Guaranty Agreement and other documents in connection therewith and (ii) the Parent Guarantor’s organizational documents as then in effect.

(e) Officer’s Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Section 4.1(c), Section 4.2(c) and Section 4.11 have been fulfilled.

(f) Secretary’s Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated as of the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty Agreement and other documents in connection therewith and (ii) such Subsidiary Guarantor’s organizational documents as then in effect.

Section 4.4 Parent Guaranty Agreement. The Parent Guaranty Agreement shall have been duly authorized, executed and delivered by the Parent Guarantor and shall constitute the legal, valid and binding contract and agreement of the Parent Guarantor and such Purchaser shall have received a true, correct and complete copy thereof, dated the date of the Closing.

Section 4.5 Subsidiary Guaranty Agreement. The Subsidiary Guaranty Agreement shall have been duly authorized, executed and delivered by each Subsidiary Guarantor and shall constitute the legal, valid and binding contract and agreement of each Subsidiary Guarantor and such Purchaser shall have received a true, correct and complete copy thereof, dated the date of the Closing.

Section 4.6 Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of the Closing (a) from Godfrey & Kahn, S.C., special counsel to the Company and the Guarantors, covering the matters set forth in Exhibit 4 and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser) and (b) from Schiff Hardin LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 5 and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.7 Purchase Permitted by Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of the Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the Execution Date. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate of the Company certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.8 Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.9 Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the Execution Date and the date of the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.7(b) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such date.

Section 4.10 Private Placement Numbers. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes.

Section 4.11 Changes in Corporate Structure. Neither the Company, the Parent Guarantor nor any Subsidiary Guarantor shall have changed its jurisdiction of organization or been a party to any merger or consolidation or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.5 of the Parent Guaranty Agreement. No Change in Control shall have occurred since the Execution Date.

Section 4.12 Funding Instructions. At least three Business Days prior to the date of the Closing, such Purchaser shall have received written instructions signed by a Senior Financial Officer of the Company on letterhead of the Company directing the manner of the payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.13 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or its special counsel may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

On the Execution Date and the date of the Closing, the Company represents and warrants to each Purchaser that:

Section 5.1 Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2 Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3 Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

Section 5.4 Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

Section 5.5 Litigation; Observance of Agreements, Statutes and Orders.

(a) There are no actions, suits or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The Company is not (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16 of the Parent Guaranty Agreement), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.6 Compliance with ERISA. The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.6 is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.7 Use of Proceeds; Margin Regulations. Proceeds of the sale of the Notes will be used for general corporate purposes of the Company, the Parent Guarantor and its Subsidiaries. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Neither the Company nor any Subsidiary owns or holds any margin stock and neither the Company nor any Subsidiary has any present intention to acquire any margin stock. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.8 Foreign Assets Control Regulations, Etc. No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (a) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (b) otherwise in violation of U.S. Economic Sanctions. No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

Section 6.1 Purchase for Investment. Each Purchaser severally represents that (a) it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control and (b) it is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2 Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1, or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization), represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

If any Purchaser or any subsequent transferee of the Notes indicates that such Purchaser or such transferee is relying on any representation contained in paragraph (d), (e) or (g) above, the Company shall deliver on the date of issuance of such Notes and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a “disqualified person” (as defined in section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraph (e) or (g) above, or (ii) with respect to any plan, identified pursuant to paragraph (d) above, neither it nor any “affiliate” (as defined in Section VI(c) of the QPAM Exemption) has at such time exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (d) above or to negotiate the terms of said QPAM’s management agreement on behalf of any such identified plan. As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

Section 7.1 Financial and Business Information. The Company shall deliver to each Significant Holder with reasonable promptness, such data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such Significant Holder.

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1 Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2 Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount of each Note then outstanding. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer of the Company specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3 Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to the provisions of Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4 Maturity; Surrender, Etc. In the case of each optional prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5 Purchase of Notes. The Company will not, and will not permit the Parent Guarantor or any Subsidiary or any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement, Section 8.5 of the Parent Guaranty Agreement (which prepayment pursuant to Section 8.5 of the Parent Guaranty Agreement shall be without any Make-Whole Amount) and the Notes or (b) pursuant to an offer to purchase made by the Company, the Parent Guarantor, a Subsidiary or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or by the Parent Guarantor, any Subsidiary or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6 Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7 Change in Control.

(a) Notice of Change in Control or Control Event. The Company will, within five Business Days after any Senior Financial Officer of the Company or the Parent Guarantor has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.7. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.7.

(b) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 20 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.7, accompanied by the certificate described in subparagraph (g) of this Section 8.7, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.7.

(c) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder on the Business Day specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be not less than 20 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the Business Day nearest the 30th day after the date of such offer).

(d) Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company at least five days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

(e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment but without any Make-Whole Amount. On the Business Day preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a statement showing the amount due in connection with such prepayment and setting forth the details of the computation of such amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.7.

(f) Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (c) and accepted in accordance with subparagraph (d) of this Section 8.7 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control shall be deemed rescinded).

(g) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.7 have been fulfilled; (vi) in reasonable detail, the nature and date of the Change in Control; and (vii) that the failure to respond to such offer of prepayment shall constitute a rejection of such offer.

(h) “Change in Control” Defined. “Change in Control” means each and every issue, sale or other disposition of shares of stock of the Parent Guarantor which results in any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the Execution Date) or persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the Execution Date), other than the Schneider Family Group, becoming the “beneficial owners” (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the Execution Date), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Parent Guarantor’s voting stock.

(i) “Control Event” Defined. “Control Event” means:

(i)   the execution by the Parent Guarantor, the Company or any of their Subsidiaries or Affiliates of any agreement or binding letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, could reasonably be expected to result in a Change in Control; or

(ii)   the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control.

(j) “Schneider Family Group” Defined. “Schneider Family Group” means (i) Donald J. Schneider and his spouse; (ii) the lineal descendants of Donald J. Schneider; (iii) the estates or legal representatives of the Persons named in clauses (i) and (ii); (iv) trusts established for the benefit of any Person named in clauses (i), (ii) and (iii); and (v) entities of which more than 50% of the total voting power of all classes of voting stock or other equity interests then outstanding are owned directly or indirectly by the Persons named in clauses (i) through (iv), both inclusive.

Section 8.8 Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (a) subject to clause (b), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (b) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

SECTION 9. AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1 Corporate Existence, Etc. Subject to Section 10.1, the Company will at all times preserve and keep its corporate existence in full force and effect and the Company will at all times preserve and keep in full force and effect all rights and franchises of the Company unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 10. NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1 Merger, Consolidation. The Company will not consolidate with or merge with any other corporation or other legal entity or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

(a) a Subsidiary of the Company may consolidate with or merge with the Company so long as the Company shall be the surviving or continuing corporation; and

(b) the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of all or substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

(i)     the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be (the “Successor Corporation”), shall be a Subsidiary of the Parent Guarantor which is a solvent corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

(ii)     the Successor Corporation would be permitted by the provisions of Section 8.1 of the Parent Guaranty Agreement to incur at least $1.00 of additional Consolidated Debt on a pro forma basis as of the end of the immediately preceding fiscal quarter;

(iii)   if the Company is not the Successor Corporation, such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder of Notes (i) an opinion of nationally recognized independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and (ii) an acknowledgment from each Guarantor that the Guaranty Agreement to which such Guarantor is a party continues in full force and effect; and

(iv)   immediately before and immediately after giving effect to such transaction or each transaction in any series of such transactions, no Default or Event of Default shall have occurred and be continuing.

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Section 10.1 or the Parent Guarantor defaults in the performance of or compliance with any term contained in Section 6.1(d) or Section 8 of the Parent Guaranty Agreement; or

(d) the Company defaults in the performance of or compliance with any term contained herein or any Guarantor defaults in the performance of or compliance with any term contained in any Guaranty Agreement executed by such Guarantor (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Senior Financial Officer of the Parent Guarantor or the Company obtaining actual knowledge of such default and (ii) the Company or the Parent Guarantor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

(e) except as otherwise provided in Section 2.2(b) of this Agreement and Section 7.7(b) of the Parent Guaranty Agreement, any Guaranty Agreement executed by a Guarantor shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a final and nonappealable determination by any court or other Governmental Authority that such Guaranty Agreement is invalid, void or unenforceable as to one or more Guarantors, or any Guarantor shall contest or deny in writing the validity or enforceability of any provision of, or obligation under, the Guaranty Agreement to which such Guarantor is a party; or

(f) any representation or warranty made in writing by or on behalf of the Company or any Guarantor or by any Senior Financial Officer of the Company or a Guarantor in this Agreement or any Guaranty Agreement or in any writing furnished by the Company or any Guarantor, or any agent retained by the Company or any Guarantor, in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(g) (i) the Company, any Guarantor or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt other than the Notes that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company, any Guarantor or any Subsidiary is in default in the performance of or compliance with any term of any Existing Agreements pursuant to which Debt of the Company is outstanding, if any, or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) the Company, any Guarantor or any Subsidiary is in default in the performance of or compliance with any term of any evidence of Debt in an aggregate principal amount of at least $10,000,000, other than the Notes and Debt in respect of the Existing Agreements, if any, or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iv) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), the Company, any Guarantor or any Subsidiary has become obligated to purchase or repay Debt other than the Notes before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000; or

(h) the Company, any Guarantor or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated or (vi) takes corporate action for the purpose of any of the foregoing; or

(i) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, any Guarantor or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, any Guarantor or any Significant Subsidiary, or any such petition shall be filed against the Company, any Guarantor or any Significant Subsidiary and such petition shall not be dismissed within 60 days; or

(j) one or more final judgments or orders at any one time outstanding for the payment of money aggregating in excess of $50,000,000, including, without limitation, any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company, any Guarantor and any Subsidiary and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent Guarantor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Parent Guarantor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Parent Guarantor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Parent Guarantor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that could increase the liability of the Parent Guarantor or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1 Acceleration.

(a) If an Event of Default described in paragraph (h) or (i) of Section 11 (other than an Event of Default described in clause (i) of paragraph (h) or described in clause (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause (i) of paragraph (h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Note becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the applicable Default Rate) and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2 Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or in any Guaranty Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3 Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holder or holders of not less than a majority in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4 No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, by any Note or by any Guaranty Agreement upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1 Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each Permitted Transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2 Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a) or 1(b), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred, and the Company shall have no obligation to register any transfer, except to a Permitted Transferee and in denominations of less than $250,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $250,000. Any Permitted Transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Sections 6.1 and 6.2.

Section 13.3 Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

Section 14.1 Note Payments. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2 Home Office Payment. So long as any Purchaser or such Purchaser’s nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A to this Agreement, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for one or more new Notes of the same series pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION 15. EXPENSES, ETC.

Section 15.1 Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Guaranty Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Guaranty Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Guaranty Agreement or the Notes, or by reason of being a holder of any Note and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company, any Guarantor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes; provided, that in connection with the Closing, the Company will not be required to pay the attorneys’ fees for more than a single special counsel acting for all Purchasers. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

Section 15.2 Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Guaranty Agreement or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any Guaranty Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or any Guarantor, or any agent retained by the Company or any Guarantor, pursuant to this Agreement or any Guaranty Agreement shall be deemed representations and warranties of the Company or the Guarantors, as the case may be, under this Agreement or the applicable Guaranty Agreement, as the case may be. Subject to the preceding sentence, this Agreement, each Guaranty Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and the applicable Guarantor and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

Section 17.1 Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21, or any defined term (as it is used in any such Section), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

Section 17.2 Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, of any Guaranty Agreement or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Guaranty Agreement to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof, of any Guaranty Agreement or of any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and holder of a Note whether or not such Purchaser or holder consented to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Guaranty Agreement by a holder of a Note that has transferred or has agreed to transfer its Note to the Company or any of its Subsidiaries or Affiliates in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3 Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or under any Guaranty Agreement shall operate as a waiver of any rights of any Purchaser or holder of such Note.

Section 17.4 Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Guaranty Agreement or the Notes, or have directed the taking of any action provided herein, in any Guaranty Agreement or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company, the Parent Guarantor, or any Subsidiary or Affiliate shall be deemed not to be outstanding.

SECTION 18. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)    if to the Company, to the Company at its address set forth at the beginning hereof to the attention of its Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser on the Execution Date and at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company, the Parent Guarantor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement and the Parent Guaranty Agreement, together with any related schedules and exhibits, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company, the Parent Guarantor or any Subsidiary or from a Person who is known to such Purchaser to be bound by a confidentiality agreement with the Company, the Parent Guarantor or any of its Subsidiaries, or is known to such Purchaser to be under an obligation not to transmit the information to such Purchaser, or (d) constitutes financial statements delivered to such Purchaser under Section 6.1 of the Parent Guaranty Agreement that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information for as long as it is in possession thereof in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any security of the Company or the Parent Guarantor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate in each of the following cases: (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process which such Purchaser reasonably believes to have been validly issued, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Guaranty Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will, as a condition precedent to receiving such information, enter into an agreement with the Company embodying the provisions of this Section 20.

In the event that as a condition to receiving access to information relating to the Company, the Parent Guarantor or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement or any Guaranty Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through Intralinks, another secure website, a secure virtual workspace or otherwise) which is different from the terms of this Section 20, the terms of this Section 20 shall, as between such Purchaser and the Company, supersede the terms of any such other confidentiality undertaking.

SECTION 21. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word “Purchaser” is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Substitute Purchaser in lieu of such Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, wherever the word “Purchaser” is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

Section 22.1 Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and permitted assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.3 Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 22.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.5 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.6 Jurisdiction and Process; Waiver of Jury Trial.

(a) The parties hereto irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, any Guaranty Agreement or the Notes. To the fullest extent permitted by applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The parties hereto consent to process being served by or on behalf of any other party hereto in any suit, action or proceeding of the nature referred to in Section 22.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such party shall then have been notified pursuant to said Section. The parties hereto agree that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 22.6 shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right that any party hereto may have to bring proceedings against another party hereto in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

*    *    *    *    *

The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth.

Very truly yours,

SCHNEIDER NATIONAL LEASING, INC.

By:	/s/ Denise M. Lukowitz
	Name:	Denise M. Lukowitz
	Title:	Secretary/Treasurer

[Signature Page to Note Purchase Agreement]

Accepted as of the date first written above.

GENERAL AMERICAN LIFE INSURANCE COMPANY
By:	Metropolitan Life Insurance Company, its Investment Manager

FIRST METLIFE INVESTORS INSURANCE COMPANY
By:	Metropolitan Life Insurance Company, its Investment Manager

METLIFE INVESTORS INSURANCE COMPANY
By:	Metropolitan Life Insurance Company, its Investment Manager

By:	/s/ Judith A. Gulotta
Name:	Judith A. Gulotta
Title:	Managing Director

METLIFE ALICO LIFE INSURANCE K.K.
By:	MetLife Investment Management, LLC, its Investment Manager

By:	/s/ Judith A. Gulotta
Name:	Judith A. Gulotta
Title:	Managing Director

EMPLOYERS REASSURANCE CORPORATION
By:	MetLife Investment Management, LLC, its Investment Adviser

By:	/s/ Judith A. Gulotta
Name:	Judith A. Gulotta
Title:	Managing Director

[Signature Page to Note Purchase Agreement]

Accepted as of the date first written above.

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ A. Post Howland
Name:	A. Post Howland
Title:	Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
By:	New York Investment Management LLC, its Investment Manager

By:	/s/ A. Post Howland
Name:	A. Post Howland
Title:	Senior Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)
By:	MetLife Investment Management LLC, its Investment Manager

By:	/s/ A. Post Howland
Name:	A. Post Howland
Title:	Senior Director

[Signature Page to Note Purchase Agreement]

Accepted as of the date first written above.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:	/s/ Eve Hampton
Name:	Eve Hampton
Title:	Vice President, Investments

By:	/s/ Paul Runnalls
Name:	Paul Runnalls
Title:	Manager, Investments

[Signature Page to Note Purchase Agreement]

Accepted as of the date first written above.

JACKSON NATIONAL LIFE INSURANCE COMPANY
By:	PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company

By:	/s/ Luke S. Stifflear
Name:	Luke S. Stifflear
Title:	Senior Managing Director

JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
By:	PPM America, Inc., as attorney in fact on behalf of Jackson National Life Insurance Company of New York

By:	/s/ Luke S. Stifflear
Name:	Luke S. Stifflear
Title:	Senior Managing Director

[Signature Page to Note Purchase Agreement]

Accepted as of the date first written above.

MODERN WOODMEN OF AMERICA

By:	/s/ Michael E. Dau
Name:	Michael E. Dau
Title:	Treasurer & Investment Mgr.

[Signature Page to Note Purchase Agreement]

Accepted as of the date first written above.

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	/s/ Justin P. Kavan
Name:	Justin P. Kavan
Title:	Vice President

[Signature Page to Note Purchase Agreement]

Accepted as of the date first written above.

STATE OF WISCONSIN INVESTMENT BOARD

By:	/s/ Christopher P. Prestigiacomo
Name:	Christopher P. Prestigiacomo
Title:	Portfolio Manager

[Signature Page to Note Purchase Agreement]

Accepted as of the date first written above.

WOODMEN OF THE WORLD LIFE INSURANCE SOCIETY

By:	/s/ Robert T. Maher
Name:	Robert T. Maher
Title:	Vice President Investment

By:	/s/ Shawn Bengtson
Name:	Shawn Bengtson
Title:	Director Securities

[Signature Page to Note Purchase Agreement]

Accepted as of the date first written above.

AMERICAN FAMILY LIFE INSURANCE COMPANY

By:	/s/ David L. Voge
Name:	David L. Voge
Title:	Senior Fixed Income Analyst

[Signature Page to Note Purchase Agreement]

PURCHASER SCHEDULE

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
EMPLOYERS REASSURANCE CORPORATION C/O Jane Kipper 5700 Broadmoor, Suite 1000 Mission, KS 66202	$0	$5,000,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name: ABA Routing #: Account No.: Account Name: Ref:	JPMorgan Chase Bank, N.A. 021000021 9009002859 Private Placement Income G10190 Employers Reassurance Corporation – Schneider National Leasing Inc. 3.55% 9/25/2023

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:

Employers Reassurance Corporation

c/o MetLife Investment Management, LLC

Investments, Private Placements

P.O. Box 1902, 10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

Employers Reassurance Corporation

c/o MetLife Investment Management, LLC

P.O. Box 1902, 10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email: sec_invest_law@metlife.com

and

JPMorgan Chase Bank

Attn: Private Placements

Account: Employers Reassurance Corp

14201 Dallas Parkway – 13th Floor

Dallas, TX 75254

FAX (469) 477-1904

(3)	Original notes delivered to:

By Messenger:

JPMorgan Chase Bank, N.A.

4 Chase Metrotech Center, 1st Floor, Window 5

Brooklyn, NY 11245-0001

Attn: Physical Receive Department

Brian Cavanaugh 718-242-0264

(Use Willoughby Street Entrance)

By Express Mail:

JPMorgan Chase Bank, N.A.

4 Chase Metrotech Center, 1st Floor, Window 5

Brooklyn, NY 11245-0001

Attn: Physical Receive Department

Brian Cavanaugh 718-242-0264

With COPIES OF THE NTOES emailed to lhill@metlife.com

(4)	U.S. Tax Identification Number: ***

Nominee Name: Cudd & Co.

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
METLIFE ALICO LIFE INSURANCE K.K. 4-1-3 Taihei, Sumida-ku Tokyo, 130-0012 JAPAN	$0	$13,000,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	Citibank New York 111 Wall Street, New York, NY 10005 (USA)
ABA Routing #:	021000089
Acct No./DDA:	***
Acct Name:	METLIFE ALICO PP NON-GGA
Ref:	Schneider National Leasing Inc. 3.55% 9/25/2023

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:

Alico Asset Management Corp. (Japan)

Administration Department

ARCA East 7F, 3-2-1 Kinshi

Sumida-ku, Tokyo 130-0013 Japan

Attention: Administration Dept. Manager

Email: saura@metlife.co.jp

With a copy to:

MetLife Investment Management, LLC

Investments, Private Placements

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

MetLife Investment Management, LLC

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email: sec_invest_law@metlife.com

(3)	Original notes delivered to:

MetLife Investment Management, LLC

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attn: Nicolette Lopez, Esq.

(4)	U.S. Tax Identification Number: *** (USA) and *** (Japan)

Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
METLIFE INVESTORS INSURANCE COMPANY c/o Metropolitan Life Insurance Company 1095 Avenue of the Americas New York, New York 10036	$0	$5,000,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank
ABA Routing #:	021-000-021
Account No.:	***
Account Name:	MetLife Investors Insurance Company
Ref:	Schneider National Leasing Inc. 3.55% 9/25/2023

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:

MetLife Investors Insurance Company

c/o Metropolitan Life Insurance Company

Investments, Private Placements

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

MetLife Investors Insurance Company

c/o Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email: sec_invest_law@metlife.com

(3)	Original notes delivered to:

MetLife Investors Insurance Company

c/o Metropolitan Life Insurance Company

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attn: Nicolette Lopez, Esq.

(4)	U.S. Tax Identification Number: ***

Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
FIRST METLIFE INVESTORS INSURANCE COMPANY c/o Metropolitan Life Insurance Company 1095 Avenue of the Americas New York, New York 10036	$0	$1,000,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank
ABA Routing #:	021-000-021
Account No.:	***
Account Name:	First MetLife Investors Insurance Company
Ref:	Schneider National Leasing Inc. 3.55% 9/25/2023

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:

First MetLife Investors Insurance Company

c/o Metropolitan Life Insurance Company

Investments, Private Placements

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

First MetLife Investors Insurance Company

c/o Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email: sec_invest_law@metlife.com

(3)	Original notes delivered to:

First MetLife Investors Insurance Company

c/o Metropolitan Life Insurance Company

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attn: Nicolette Lopez, Esq.

(4)	U.S. Tax Identification Number: ***

Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
GENERAL AMERICAN LIFE INSURANCE COMPANY c/o Metropolitan Life Insurance Company 1095 Avenue of the Americas New York, New York 10036	$0	$1,000,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank
ABA Routing #:	021-000-021
Account No.:	***
Account Name:	General American Life Insurance Company
Ref:	Schneider National Leasing Inc. 3.55% 9/25/2023

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:

GENERAL AMERICAN INSURANCE COMPANY

c/o Metropolitan Life Insurance Company

Investments, Private Placements

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

GENERAL AMERICAN INSURANCE COMPANY

c/o Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email: sec_invest_law@metlife.com

(3)	Original notes delivered to:

GENERAL AMERICAN INSURANCE COMPANY

c/o Metropolitan Life Insurance Company

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attn: Nicolette Lopez, Esq.

(4)	U.S. Tax Identification Number: ***

Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
NEW YORK LIFE INSURANCE COMPANY 51 Madison Avenue New York, NY 10010	$0	$8,000,000

(1)	All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank

New York, New York 10019

ABA No. 021-000-021

Credit: New York Life Insurance Company

General Account No. ***

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

(2)	All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance Company

c/o New York Life Investment Management LLC

51 Madison Avenue

2nd Floor Room 208

New York, New York 10010-1603

Attention:	Securities Operation
Private Group
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com

TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(3)	All other communications:

New York Life Insurance Company

c/o New York Life Investment Management LLC

51 Madison Avenue

2nd Floor Room 208

New York, New York 10010

Attention:	Fixed Income Investor Group
Private Finance
2nd Floor
Fax #: 212-447-4122

with a copy sent electronically to:

FIIGLibrary@nylim.com

TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention:	Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340

(4)	U.S. Tax Identification Number: ***

Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION 51 Madison Avenue New York, NY 10010	$0	$16,250,000

(1)	All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank

New York, New York

ABA No. 021-000-021

Credit: New York Life Insurance and Annuity Corporation

General Account No. ***

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

(2)	All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance and Annuity Corporation

c/o New York Life Investment Management LLC

51 Madison Avenue

2nd Floor Room 208

New York, New York 10010-1603

Attention:	Securities Operation
Private Group
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com

TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(3)	All other communications:

New York Life Insurance and Annuity Corporation

c/o New York Life Investment Management LLC

51 Madison Avenue

2nd Floor Room 208

New York, New York 10010-1603

Attention:	Fixed Income Investor Group
Private Finance
2nd Floor
Fax #: 212-447-4122

with a copy sent electronically to:

FIIGLibrary@nylim.com

TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention:	Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340

(4)	U.S. Tax Identification Number: ***

Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI30C) 51 Madison Avenue New York, NY 10010	$0	$750,000

(1)	All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank

New York, New York

ABA No. 021-000-021

Credit: NYLIAC SEPARATE BOLI 30C

General Account No. ***

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

(2)	All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance and Annuity Corporation

Institutionally Owned Life Insurance Separate Account

c/o New York Life Investment Management LLC

51 Madison Avenue

2nd Floor Room 208

New York, New York 10010-1603

Attention:	Securities Operation
Private Group
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com

TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(3)	All other communications:

New York Life Insurance and Annuity Corporation

Institutionally Owned Life Insurance Separate Account

c/o New York Life Investment Management LLC

51 Madison Avenue

2nd Floor Room 208

New York, New York 10010-1603

Attention:	Fixed Income Investor Group
Private Finance
2nd Floor
Fax #: 212-447-4122

with a copy sent electronically to:

FIIGLibrary@nylim.com

TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention:	Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340

(4)	U.S. Tax Identification Number: ***

Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY 8515 East Orchard Road, 3T2 Greenwood Village, CO 80111 Attn: Investments Division	$11,000,000	$0

(1)	All payments shall be made by wire transfer as follows:

The Bank of New York Mellon

ABA No.: 021-000-018

BNF Account No.: ***

Further Credit To: Great-West Life/Acct No. ***

Reference:	1) security description (including PPN)
2) allocation of payment between principal and interest
3) confirmation of principal balance

(2)	Notice and communications:

Great-West Life & Annuity Insurance Company

8515 East Orchard Road, 3T2

Greenwood Village, CO 80111

Attn: Investments Division

Fax: (303) 737-6193

(3)	Physical delivery of securities – new issue:

The Bank of New York Mellon

3rd Floor, Window A

One Wall Street

New York, NY 10286

Attn: Receive/Deliver Dept (Great-West Life/Acct No. ***)

(4)	U.S. Tax Identification Number: ***

Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
JACKSON NATIONAL LIFE INSURANCE COMPANY One Corporate Way Lansing, MI 48951	$0	$7,000,000

(1)	Please wire all payments as follows. To ensure accurate and timely posting of principal and interest, please include all relevant information on the wire.

The Bank of New York Mellon

ABA # 021-000-018

BNF Account #: ***

Ref: 187243, CUSIP / PPN, Description, and Breakdown (P&I)

(2)	Original documents and copies of notes and certificates, notices, waivers, amendments and consents should be sent to:

PPM America, Inc.

225 West Wacker Drive, Suite 1200

Chicago, IL 60606-1228

Attn: Private Placements – Luke Stifflear

Phone: (312) 634-2597, Fax: (312) 634-0054

Email: luke.stifflear@ppmamerica.com

Email: PPMAPrivateReporting@ppmamerica.com

(3)	Financial information should be sent to:

PPM America, Inc.

225 West Wacker Drive, Suite 1200

Chicago, IL 60606-1228

Attn: Private Placements – Luke Stifflear

Phone: (312) 634-2597, Fax: (312) 634-0054

Email: PPMAPrivateReporting@ppmamerica.com

with a copy to:

Jackson National Life Insurance Company

One Corporate Way

Lansing, MI 48951

Attn: Investment Accounting – Mark Stewart

Phone: (517) 367-3190, Fax: (517) 706-5503

(4)	Payment notices should be sent to:

Jackson National Life Insurance Company

C/O The Bank of New York Mellon

Attn: P&I Department

P.O. Box 19266

Newark, New Jersey 07195

Phone: (718) 315-3035, Fax: (718) 315-3076

(5)	Original physical notes & certificates should be delivered as follows:

The Bank of New York Mellon

Special Processing – Window A

One Wall Street, 3rd Floor

New York, NY 10286

Ref: JNL – JNL GIC, A/C # 187243 (very important)

(6)	U.S. Tax Identification Number: ***

Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
JACKSON NATIONAL LIFE INSURANCE COMPANY One Corporate Way Lansing, MI 48951	$0	$2,000,000

(1)	Please wire all payments as follows. To ensure accurate and timely posting of principal and interest, please include all relevant information on the wire.

The Bank of New York Mellon

ABA # 021-000-018

BNF Account #: ***

Ref: 157699, CUSIP / PPN, Description, and Breakdown (P&I)

(2)	Original documents and copies of notes and certificates, notices, waivers, amendments and consents should be sent to:

PPM America, Inc.

225 West Wacker Drive, Suite 1200

Chicago, IL 60606-1228

Attn: Private Placements – Luke Stifflear

Phone: (312) 634-2597, Fax: (312) 634-0054

Email: luke.stifflear@ppmamerica.com

Email: PPMAPrivateReporting@ppmamerica.com

(3)	Financial information should be sent to:

PPM America, Inc.

225 West Wacker Drive, Suite 1200

Chicago, IL 60606-1228

Attn: Private Placements – Luke Stifflear

Phone: (312) 634-2597, Fax: (312) 634-0054

Email: PPMAPrivateReporting@ppmamerica.com

with a copy to:

Jackson National Life Insurance Company

One Corporate Way

Lansing, MI 48951

Attn: Investment Accounting – Mark Stewart

Phone: (517) 367-3190, Fax: (517) 706-5503

(4)	Payment notices should be sent to:

Jackson National Life Insurance Company

C/O The Bank of New York Mellon

Attn: P&I Department

P.O. Box 19266

Newark, New Jersey 07195

Phone: (718) 315-3035, Fax: (718) 315-3076

(5)	Original physical notes & certificates should be delivered as follows:

The Bank of New York Mellon

Special Processing – Window A

One Wall Street, 3rd Floor

New York, NY 10286

Ref: 157699 (very important)

(6)	U.S. Tax Identification Number: ***

Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK One Corporate Way Lansing, MI 48951	$0	$1,000,000

(1)	Please wire all payments as follows. To ensure accurate and timely posting of principal and interest, please include all relevant information on the wire.

The Bank of New York Mellon

ABA # 021-000-018

BNF Account #: ***

Ref: 187271, CUSIP / PPN, Description, and Breakdown (P&I)

(2)	Original documents and copies of notes and certificates, notices, waivers, amendments, consents, and financial information should be sent to:

PPM America, Inc.

225 West Wacker Drive, Suite 1200

Chicago, IL 60606-1228

Attn: Private Placements – Luke Stifflear

Phone: (312) 634-2597, Fax: (312) 634-0054

Email: luke.stifflear@ppmamerica.com

Email: PPMAPrivateReporting@ppmamerica.com

with a copy to:

Jackson National Life Insurance Company of New York

One Corporate Way

Lansing, MI 48951

Attn: Investment Accounting – Mark Stewart

Phone: (517) 367-3190, Fax: (517) 706-5503

(3)	Payment notices should be sent to:

Jackson National Life Insurance Company of New York

C/O The Bank of New York Mellon

Attn: P&I Department

P.O. Box 19266

Newark, New Jersey 07195

Phone: (718) 315-3035, Fax: (718) 315-3076

(4)	Original physical notes & certificates should be delivered as follows:

The Bank of New York Mellon

Special Processing – Window A

One Wall Street, 3rd Floor

New York, NY 10286

Ref: JNL – JNLNY Gen. Account, A/C *** (very important)

(5)	U.S. Tax Identification Number: ***

Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
MODERN WOODMEN OF AMERICA 1701 First Avenue Rock Island, IL 61201	$0	$9,000,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Northern Trust Company

50 South LaSalle Street

Chicago, IL 60675

ABA No. 071-000-152

Account Name: Modern Woodmen of America

Account No. ***

Each such wire transfer shall set forth the name of the Company, the full title (including the applicable coupon rate and final maturity date) of the Notes, a reference to PPN No.                  and the due date and application (as among principal, premium and interest) of the payment being made.

(2)	Address for all notices relating to payments:

Modern Woodmen of America

Attn: Investment Accounting Department

1701 First Avenue

Rock Island, IL 61201

Fax: (309) 793-5688

(3)	Address for all other communications and notices:

Modern Woodmen of America

Attn: Investment Department

1701 First Avenue

Rock Island, IL 61201

investments@modern-woodmen.org

Fax: (309) 793-5574

(4)	The actual note should be delivered directly to:

Modern Woodmen of America

c/o Douglas A. Pannier

1701 1st Ave

Rock Island, IL 61201

(5)	U.S. Tax Identification Number: ***

Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
UNITED OF OMAHA LIFE INSURANCE COMPANY Mutual of Omaha Plaza Omaha, NE 68175-1011	$9,000,000	$0

(1)	All principal and interest payments on the Notes shall be made by wire transfer of immediately available funds to:

JPMorgan Chase Bank

ABA #021000021

Private Income Processing

For credit to:

United of Omaha Life Insurance Company

Account # ***

a/c: G07097

Cusip/PPN:

Interest Amount:

Principal Amount:

(2)	Address for all notices in respect of payment of Principal and Interest, Corporate Actions, and Reorganization Notifications:

JPMorgan Chase Bank

14201 Dallas Parkway – 13th Floor

Dallas, TX 75254-2917

Attn: Income Processing

a/c: G07097

(3)	Address for all other communications (i.e. Quarterly/Annual reports, Tax filings, Modifications, Waivers regarding the Note Purchase Agreement):

4 – Investment Management

United of Omaha Life Insurance Company

Mutual of Omaha Plaza

Omaha, NE 68175-1011

Email Address for Electronic Document Transmission:

privateplacements@mutualofomaha.com

(4)	Address for delivery of bonds:

JPMorgan Chase Bank

4 Chase Metrotech Center, 3rd Floor

Brooklyn, NY 11245-0001

Attention: Physical Receive Department

Account # ***

**It is imperative that the custody account be included on the delivery letter. Without this information, the security will be returned to sender.

(5)	U.S. Tax Identification Number: ***

Nominee Name: None

Name and Address of Purchaser		Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
STATE OF WISCONSIN INVESTMENT BOARD 121 East Wilson Street Madison, Wisconsin 53703		$5,000,000	$0
Attn:	Portfolio Manager, Private Markets Group – Wisconsin Private Debt Portfolio

(1)	All payments are to be made on or before 11:00 am local time on each payment date in immediately available funds to:

FEDERAL RESERVE BANK OF BOSTON

ABA # 011001234

For the account of the State of Wisconsin Investment Board

DDA# ***

Attn: Cost Center 1195

For SWBF0335002, Schneider 2.91% due 2020

(2)	With notice of payment, including a message as to the source (identifying the security by name and CUSIP number) and application of funds, copy of notice of payments to:

State of Wisconsin Investment Board

121 East Wilson Street

P. O. Box 7842

Madison, Wisconsin 53707-7842

Attention:	Portfolio Manager, Private Markets Group – Wisconsin Private Debt Portfolio

Phone: (608) 266-6723

Fax: (608) 266-2436

(3)	Address for notices other than confirmation of payment is:

Postal Address

State of Wisconsin Investment Board

121 East Wilson Street

P. O. Box 7842

Madison, Wisconsin 53707-7842

Attention:	Portfolio Manager, Private Markets Group – Wisconsin Private Debt Portfolio

Street Address

State of Wisconsin Investment Board

121 East Wilson Street

Madison, Wisconsin 53703

Attention:	Portfolio Manager, Private Markets Group – Wisconsin Private Debt Portfolio

(4)	The Notes should be forwarded to:

Ms. Mai Thor

Senior Accountant

State of Wisconsin Investment Board

121 East Wilson Street

Madison, Wisconsin 53707-7842

Phone: (608) 267-3742

Fax: (608) 266-2436

(5)	U.S. Tax Identification Number: ***

Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
WOODMEN OF THE WORLD LIFE INSURANCE SOCIETY 1700 Farnam Street Omaha, Nebraska 68102	$5,000,000	$0

(1)	All payments on account of the Notes by Federal Funds Wire Transfer to:

Northern CHGO/Trust

ABA # 071000152

Credit Wire Account ***

Account ***

Account Name: Woodmen of the World Life Insurance Society-General

Swift# CNORUS44

RE: Wire must identify payment by PPN#, with breakdown of principal/interest amounts.

Accompanying Information:	Name of Company Description of Security PPN No. Due Date and Application (as among principal, make whole and interest) of the payment being made

(2)	Address for Notices Related to Payments:

Woodmen of the World Life Insurance Society

Attn: Kim Parrott

1700 Farnam Street

Omaha, Nebraska 68102

kparrott@woodmen.org

(3)	Address for All Other Notices:

Woodmen of the World Life Insurance Socity

Attn: Kim Parrott 1700 Farnam Street

Omaha, Nebraska 68102

kparrott@woodmen.org

(4)	Instructions for Delivery of Notes:

Woodmen of the World Life Insurance Society

Attn: Kim Parrot

1700 Farnam Street

Omaha, Nebraska 68102

(5)	U.S. Tax Identification Number: ***

Nominee Name: None

Name and Address of Purchaser		Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
AMERICAN FAMILY LIFE INSURANCE COMPANY 6000 American Parkway Madison, Wisconsin 53783-0001		$0	$750,000
Attention:	Investment Division-Private Placements

(1)	All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:

US Bank, N.A.

Trust Services

60 Livingston Ave., St. Paul, MN 55107-2292

ABA #091000022

Beneficial Account ***

FFC to American Family Trust Account *** for AFLIC-Traditional Cash & Privates

Credit for PPN

Accompanying Information
Name of Issuer:	Schneider National Leasing, Inc.
Description of Security:	3.55% Senior Notes, Series B, due September 25, 2023
PPN:
Due date and application (as among principal, premium and interest) of the payment being made

(2)	Notices Related to Payments:

American Family Life Insurance Company

6000 American Parkway

Madison, Wisconsin 53783-0001

Attention: Investment Division-Private Placements

(3)	All Other Notices:

American Family Life Insurance Company

6000 American Parkway

Madison, Wisconsin 53783-0001

Attention: Investment Division-Private Placements

(4)	Notices Regarding Audit Confirmations:

American Family Life Insurance Company

6000 American Parkway

Madison, Wisconsin 53783-0001

Attention: Private Placements

(5)	Physical Delivery:

US Bank Milwaukee, N.A.

Attn: Julie Wiza (MK-WI-T15C)

Trust Officer, Account Manager

777 E. Wisconsin Ave.

Milwaukee, WI 53202

with a copy to:

American Family Life Insurance Company

6000 American Parkway

Madison, Wisconsin 53783-0001

Attention: Investment Division-Private Placements

(6)	U.S. Tax Identification Number: ***

Nominee Name: BAND & CO.

Name and Address of Purchaser		Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
AMERICAN FAMILY LIFE INSURANCE COMPANY 6000 American Parkway Madison, Wisconsin 53783-0001		$0	$250,000
Attention:	Investment Division-Private Placements

(1)	All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:

US Bank, N.A.

Trust Services

60 Livingston Ave., St. Paul, MN 55107-2292

ABA #091000022

Beneficial Account ***

FFC to American Family Trust Account *** for AFLIC-UL Cash and Privates

Credit for PPN

Accompanying Information
Name of Issuer:	Schneider National Leasing, Inc.
Description of Security:	3.55% Senior Notes, Series B, due September 25, 2023
PPN:
Due date and application (as among principal, premium and interest) of the payment being made

(2)	Notices Related to Payments:

American Family Life Insurance Company

6000 American Parkway

Madison, Wisconsin 53783-0001

Attention: Investment Division-Private Placements

(3)	All Other Notices:

American Family Life Insurance Company

6000 American Parkway

Madison, Wisconsin 53783-0001

Attention: Investment Division-Private Placements

(4)	Notices Regarding Audit Confirmations:

American Family Life Insurance Company

6000 American Parkway

Madison, Wisconsin 53783-0001

Attention: Private Placements

(5)	Physical Delivery:

US Bank Milwaukee, N.A.

Attn: Julie Wiza (MK-WI-T15C)

Trust Officer, Account Manager

777 E. Wisconsin Ave.

Milwaukee, WI 53202

with a copy to:

American Family Life Insurance Company

6000 American Parkway

Madison, Wisconsin 53783-0001

Attention: Investment Division-Private Placements

(6)	U.S. Tax Identification Number: ***

Nominee Name: BAND & CO.

SCHEDULE A

(to Note Purchase Agreement)

DEFINED TERMS

Capitalized terms used but not otherwise defined in this Agreement (including this Schedule B) shall have the respective meanings assigned thereto in the Parent Guaranty Agreement.

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Agreement” shall mean this Agreement, including all Schedules and Exhibits attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Change of Control” is defined in Section 8.7(h).

“Closing” is defined in Section 3.

“Company” shall mean Schneider National Leasing, Inc., a Nevada corporation, or any successor that becomes such in the manner prescribed in Section 10.1.

“Confidential Information” is defined in Section 20.

“Control Event” is defined in Section 8.7(i).

“Default” shall mean an event or condition the occurrence or existence of which would, with the lapse of time or cure period or the giving of notice or both, become an Event of Default.

“Default Rate” shall mean with respect to any Note, that per annum rate of interest that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of such Note or (b) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate.

“Event of Default” is defined in Section 11.

“Execution Date” is defined in Section 3.

“Existing Agreements” shall mean (a) (i) the Note Purchase Agreement dated as of December 16, 2003, as amended from time to time, between the Company and the institutional investors named therein, (ii) the Guaranty Agreement dated as of even date therewith, as amended from time to time, between the Parent Guarantor and such institutional investors, (iii) the Subsidiary Guaranty Agreement dated as of even date therewith, as amended or joined from time to time, by the Subsidiary Guarantors in favor of such institutional investors, and (iv) any other document, instrument or agreement executed in connection therewith; (b) (i) the Private Shelf Agreement dated as of October 11, 2004, as amended from time to time, between the Company and the institutional investors named therein, (ii) the Parent Guaranty Agreement dated as of even date therewith, as amended from time to time, between the Parent Guarantor and such institutional investors, (iii) the Subsidiary Guaranty Agreement dated as of even date therewith, as amended or joined from time to time, by the Subsidiary Guarantors in favor of such

SCHEDULE B

(to Note Purchase Agreement)

institutional investors, and (iv) any other document, instrument or agreement executed in connection therewith; and (c) (i) the Note Purchase Agreement dated as of May 7, 2010, as amended from time to time, between the Company and the institutional investors named therein, (ii) the Parent Guaranty Agreement dated as of even date therewith, as amended from time to time, between the Parent Guarantor and such institutional investors, (iii) the Subsidiary Guaranty Agreement dated as of even date therewith, as amended or joined from time to time, by the Subsidiary Guarantors in favor of such institutional investors, and (iv) any other document, instrument or agreement executed in connection therewith.

“Guarantor” shall mean any of the Parent Guarantor or any Subsidiary Guarantor and “Guarantors” shall mean the Parent Guarantor and the Subsidiary Guarantors.

“Guaranty Agreement” shall mean each of the Parent Guaranty Agreement and the Subsidiary Guaranty Agreement and “Guaranty Agreements” shall mean the Parent Guaranty Agreement and the Subsidiary Guaranty Agreement.

“holder” shall mean, with respect to any Note, the Purchaser or Permitted Transferee in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 8.7(c), 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“INHAM Exemption” is defined in Section 6.2(e).

“Make-Whole Amount” is defined in Section 8.6.

“Maturity Date” shall, with respect to any Note, have the meaning specified in such Note.

“NAIC Annual Statement” is defined in Section 6.2(a).

“Notes” is defined in Section 1 and shall include such Notes as amended, restated or otherwise modified from time to time pursuant to Section 17.

“Officer’s Certificate” of any Person means a certificate of a Senior Financial Officer or of any other officer of such Person whose responsibilities extend to the subject matter of such certificate.

“Parent Guarantor” is defined in the introductory paragraph of this Agreement.

“Parent Guaranty Agreement” is defined in Section 2.2.

“Permitted Transferee” shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement, provided that such transferee shall not be a direct competitor of the Parent Guarantor or any of its Subsidiaries.

“Principal Payment Date” is defined in Section 8.7(c).

B-2

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” shall mean each of the purchasers whose signatures appear at the end of this Agreement and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” shall mean any Person that is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Schneider Family Group” is defined in Section 8.7(j).

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Significant Subsidiary” shall mean, at any time, a Subsidiary that accounts for more than (a) 5% of the consolidated assets of the Parent Guarantor and its Subsidiaries or (b) 5% of consolidated revenue of the Parent Guarantor and its Subsidiaries.

“Source” is defined in Section 6.2.

“Subsidiary Guaranty Agreement” is defined in Section 2.2.

“Successor Corporation” is defined in Section 10.1(b)(i).

B-3

FORM OF SERIES A NOTE

SCHNEIDER NATIONAL LEASING, INC.

2.91% SENIOR NOTE, SERIES A, DUE SEPTEMBER 25, 2020

No. AR-	, 20
$	PPN: 80689# BA3

FOR VALUE RECEIVED, the undersigned, SCHNEIDER NATIONAL LEASING, INC. (herein called the “Company”), a Nevada corporation, hereby promises to pay to                         , or registered assigns, the principal sum of                                  DOLLARS on September 25, 2020 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 2.91% per annum from the date hereof, payable semiannually, on the twenty-fifth of each March and September in each year, commencing with the March 25 or September 25 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 4.91% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the Series A Senior Notes issued pursuant to the Note Purchase Agreement, dated as of June 12, 2013 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representations set forth in Sections 6.1 and 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

EXHIBIT 1(a)

(to Note Purchase Agreement)

Pursuant to a Guaranty Agreement (as from time to time amended, the “Parent Guaranty Agreement”) and a Subsidiary Guaranty Agreement (as from time to time amended, the “Subsidiary Guaranty Agreement,” and together with the Parent Guaranty Agreement, the “Guaranty Agreements”), each dated as of even date with the Note Purchase Agreement, Schneider National, Inc., a Wisconsin corporation, and certain of its Subsidiaries, respectively, have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance of the Company of all of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Guaranty Agreements.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such State.

SCHNEIDER NATIONAL LEASING, INC.

By
Name:
Title:

E-1(a)-2

FORM OF SERIES B NOTE

SCHNEIDER NATIONAL LEASING, INC.

3.55% SENIOR NOTE, SERIES B, DUE SEPTEMBER 25, 2023

No. BR-	, 20
$	PPN: 80689# BB1

FOR VALUE RECEIVED, the undersigned, SCHNEIDER NATIONAL LEASING, INC. (herein called the “Company”), a Nevada corporation, hereby promises to pay to                         , or registered assigns, the principal sum of                                  DOLLARS on September 25, 2023 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.55% per annum from the date hereof, payable semiannually, on the twenty-fifth of each March and September in each year, commencing with the March 25 or September 25 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 5.55% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the Series B Senior Notes issued pursuant to the Note Purchase Agreement, dated as of June 12, 2013 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representations set forth in Sections 6.1 and 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

EXHIBIT 1(b)

(to Note Purchase Agreement)

Pursuant to a Guaranty Agreement (as from time to time amended, the “Parent Guaranty Agreement”) and a Subsidiary Guaranty Agreement (as from time to time amended, the “Subsidiary Guaranty Agreement,” and together with the Parent Guaranty Agreement, the “Guaranty Agreements”), each dated as of even date with the Note Purchase Agreement, Schneider National, Inc., a Wisconsin corporation, and certain of its Subsidiaries, respectively, have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance of the Company of all of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Guaranty Agreements.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such State.

SCHNEIDER NATIONAL LEASING, INC.

By
Name:
Title:

E-1(b)-2

FORM OF PARENT GUARANTY AGREEMENT

(see attached)

EXHIBIT 2

(to Note Purchase Agreement)

EXECUTION COPY

SCHNEIDER NATIONAL, INC.

GUARANTY AGREEMENT

regarding

$30,000,000 2.91% Senior Notes, Series A, due September 25, 2020

$70,000,000 3.55% Senior Notes, Series B, due September 25, 2023

Issued by Schneider National Leasing, Inc.

Dated as of June 12, 2013

-i-

(continued)

-ii-

(continued)

-iii-

SCHEDULE I	—	Information Relating to Purchasers

SCHEDULE 5.3	—	Disclosure Documents

SCHEDULE 5.4	—	Subsidiaries of the Guarantor; Ownership of Subsidiary Stock; Affiliates; Directors and Senior Officers

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.15	—	Existing Debt, Future Liens

-iv-

GUARANTY AGREEMENT

This GUARANTY AGREEMENT, dated as of June 12, 2013 (as amended, restated, reaffirmed, supplemented or otherwise modified from time to time, this “Guaranty Agreement”), is made by SCHNEIDER NATIONAL, INC., a Wisconsin corporation (together with any successor that becomes a party hereto pursuant to Section 8.6, the “Guarantor”) in favor of each “holder” (as defined below).

PRELIMINARY STATEMENT:

A. Schneider National Leasing, Inc., a Nevada corporation (the “Company”) is a Wholly-Owned Subsidiary of the Guarantor.

B. Concurrently herewith, the Company and the institutional investors named in Schedule I hereto (hereinafter sometimes collectively referred to as the “Purchasers”) are entering into a Note Purchase Agreement (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”), dated as of the date hereof, pursuant to which, subject to the terms and conditions of such Note Agreement, the Purchasers will purchase $100,000,000 in aggregate principal amount of the Company’s Senior Notes consisting of: (i) $30,000,000 aggregate principal amount of the Company’s 2.91% Senior Notes, Series A, due September 25, 2020 (the “Series A Notes”); and (ii) $70,000,000 aggregate principal amount of the Company’s 3.55% Senior Notes, Series B, due September 25, 2023 (the “Series B Notes” and together with the Series A Notes, the “Notes,” such term to include any notes issued in substitution therefor pursuant to Section 13 of the Note Agreement).

C. A condition, among others, to the agreement of the Purchasers to purchase the Notes under the Note Agreement is that Guarantor execute and deliver this Guaranty Agreement for the benefit of the holders.

NOW THEREFORE, in order to induce, and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes by the Purchasers, the Guarantor hereby covenants and agrees with, and represents and warrants to, each of the Purchasers as follows:

SECTION 1. THE GUARANTY.

The Guarantor hereby irrevocably and unconditionally guarantees to the Purchasers and each holder the due and punctual payment in full of (a) the principal of, Make-Whole Amount (or other premium), if any, and interest on, and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or repurchase or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Note Agreement and the Notes (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and performance and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Company, any Subsidiary Guarantor, or any other Person or upon any other action, occurrence or circumstance whatsoever. In the event that the Company shall fail so to pay any of such Guaranteed Obligations, the Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, at the place for payment specified in the Notes and the Note Agreement. Each default in payment of the principal of, Make-Whole Amount (or other premium), if any, or interest on, or any other amount due under, the Notes shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. The Guarantor hereby agrees that the Notes issued in connection with the Note Agreement make reference to this Guaranty Agreement.

The Guarantor hereby agrees to pay and to indemnify and save the holders harmless from and against any damage, loss, cost or expense (including reasonable attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (a) any breach by the Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes or the Note Agreement, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, and (b) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Notes or the Note Agreement.

SECTION 2. OBLIGATIONS ABSOLUTE.

The obligations of the Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity, regularity or enforceability of the Notes or of the Note Agreement, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim the Guarantor may have against the Company, any Subsidiary Guarantor or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any modification or amendment of or supplement to the Note Agreement, the Notes or any other instrument referred to therein (except that the obligations of the Guarantor hereunder shall apply to the Note Agreement, the Notes or such other instruments as so amended, modified or supplemented) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes or in respect of the Note Agreement; (c) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of the Guarantor or of the Company into or with any other corporation or any sale, lease or transfer of any or all of the assets of the Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with the Guarantor; or (f) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full of all of the Guaranteed Obligations.

SECTION 3. WAIVER AND AUTHORIZATION.

Section 3.1 Waiver. The Guarantor hereby waives, for the benefit of each holder:

(a) any right to require any holder, as a condition of payment or performance by the Guarantor, to (i) proceed against the Company, any other guarantor of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Company, the Guarantor, any other guarantor of the Guaranteed Obligations or any other Person, or (iii) pursue any other remedy available to any holder whatsoever;

(b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than indefeasible payment in full of the Guaranteed Obligations;

(c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(d) any defense based upon errors or omissions of any holder in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith;

(e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty Agreement and any legal or equitable discharge of the Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any holder protect, secure, perfect or insure any security interest or lien or any property subject thereto;

(f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty Agreement, notices of default under the Note Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of assignment, sale or other transfer of any Note to a Transferee, notices of any extension of credit to the Company and notices of any of the matters referred to in Section 2 and any right to consent to any thereof;

(g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty Agreement; and

(h) (i) all rights of subrogation which it may at any time have as a result of this Guaranty Agreement (whether statutory or otherwise) to the claims of the holders against the Company or any other guarantor of the Guaranteed Obligations (each referred to herein as the “Other Party”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Company or any Other Party which it may at any time otherwise have as a result of this Guaranty Agreement; and (ii) any right to enforce any other remedy which the holders now have or may hereafter have against the Company or any Other Party, any endorser or any other guarantor of all or any part of the Guaranteed Obligations.

Section 3.2 Obligations Unimpaired. The Guarantor authorizes the holders of the Notes, without notice or demand to the Guarantor and without affecting its obligations hereunder, from time to time (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, all or any part of the Notes, the Note Agreement or any other instrument referred to therein, (b) to take and hold security for the payment of the Notes, for the performance of this Guaranty Agreement or otherwise for the obligations guaranteed hereby and to exchange, enforce, waive and release any such security, (c) to apply any such security and to direct the order or manner of sale thereof as they in their sole discretion may determine; (d) to obtain additional or substitute endorsers or guarantors; (e) to exercise or refrain from exercising any rights against the Company and others; and (f) to apply any sums, by whomsoever paid or however realized, to the payment of the principal of, Make-Whole Amount (or other premium), if any, and interest on the Notes and any other Guaranteed Obligation hereunder. The Guarantor waives any right to require the holders to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, the Guarantor or any other Person or to pursue any other remedy available to such holders.

SECTION 4. REINSTATEMENT AND RANK.

Section 4.1 Reinstatement of Guaranty. The obligations of the Guarantor under this Guaranty Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration shall at such time be prevented or the right of any holder to receive any payment under any Note shall at such time be delayed or otherwise affected by reason of the pendency against the Company, the Guarantor or any other guarantor of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holders had accelerated the same in accordance with the terms of the Note Agreement, and the Guarantor shall forthwith pay such accelerated principal amount, accrued interest and Make-Whole Amount (or other premium), if any, thereon and any other Guaranteed Obligations hereunder.

Section 4.2 Rank of Guaranty. The Guarantor agrees that its obligations under this Guaranty Agreement shall rank at least pari passu with all other unsecured Senior Debt of the Guarantor now or hereafter existing.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR.

On the Execution Date and on the date of the Closing, the Guarantor represents and warrants to each Purchaser that:

Section 5.1 Organization; Power and Authority. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty Agreement and to perform the provisions hereof.

Section 5.2 Authorization, Etc. This Guaranty Agreement has been duly authorized by all necessary corporate action on the part of the Guarantor, and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3 Disclosure. The Guarantor, through its agent, Merrill Lynch, Pierce, Fenner & Smith, Incorporated, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated April 2013 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Guarantor and its Subsidiaries. This Guaranty Agreement, the Note Agreement, the Memorandum, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Guarantor prior to May 15, 2013 in connection with the transactions contemplated hereby and by the Note Agreement and identified in Schedule 5.3 (this Guaranty Agreement, the Note Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2012, there has been no change in the financial condition, operations, business, properties or prospects of the Guarantor or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Guarantor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4 Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a) Schedule 5.4 contains (except as noted therein) a complete and correct list as of the date of this Guaranty Agreement of (i) the Guarantors’ Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Guarantor and each other Subsidiary, (ii) the Guarantor’s Affiliates, other than Subsidiaries, and (iii) the Guarantor’s directors and senior officers.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Guarantor and its Subsidiaries have been validly issued, are fully paid and non-assessable, and are owned by the Guarantor or another Subsidiary free and clear of any Lien that is prohibited by this Guaranty Agreement.

(c) Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d) No Subsidiary is subject to any legal, regulatory or contractual restriction (other than the agreements described on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions to the Guarantor or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5 Financial Statements; Material Liabilities. The Guarantor has delivered to each Purchaser copies of the financial statements of the Guarantor and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Guarantor and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Guarantor and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6 Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Guarantor of this Guaranty Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, bylaws, or similar organizational and governing instruments, shareholders agreement or any other agreement or instrument to which the Guarantor or any Subsidiary is bound or by which the Guarantor or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any Subsidiary.

Section 5.7 Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor of this Guaranty Agreement.

Section 5.8 Litigation; Observance of Agreements, Statutes and Orders.

(a) There are no actions, suits or proceedings pending or, to the best knowledge of the Guarantor, threatened against or affecting the Guarantor or any Subsidiary or any property of the Guarantor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(b) Neither the Guarantor nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority, or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9 Taxes. The Guarantor and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which, individually or in the aggregate, is not Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Guarantor or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Guarantor knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Guarantor and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) and paid for all fiscal years up to and including the fiscal year ended December 31, 2008.

Section 5.10 Title to Property; Leases. The Guarantor and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Guarantor or any Subsidiary after said date

(except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Guaranty Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11 Licenses, Permits, Etc.

(a) The Guarantor and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b) To the knowledge of the Guarantor, no product or service of the Guarantor or any Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c) To the knowledge of the Guarantor, there is no Material violation by any Person of any right of the Guarantor or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Guarantor or any of its Subsidiaries.

Section 5.12 Compliance with ERISA.

(a) The Guarantor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Guarantor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Guarantor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Guarantor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or U.S. federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Guarantor and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate could have a Material Adverse Effect.

(d) The expected post-retirement benefit obligation (determined as of the last day of the Guarantor’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Guarantor and its Subsidiaries is not Material.

(e) The execution and delivery of this Guaranty Agreement will not constitute a transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Guarantor in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser’s representation in Section 6.2 of the Note Agreement as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13 Private Offering. Neither the Guarantor nor the Company nor anyone acting under their direction has offered the Notes, this Guaranty Agreement, the Subsidiary Guaranty Agreement or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 60 other Institutional Investors, each of which has been offered the Notes, this Guaranty Agreement and the Subsidiary Guaranty Agreement at a private sale for investment. Neither the Guarantor nor the Company nor anyone acting on its or their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the issuance and delivery of this Guaranty Agreement or the Subsidiary Guaranty Agreement to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14 Use of Proceeds; Margin Regulations. Proceeds of the sale of the Notes will be used for general corporate purposes of the Guarantor and its Subsidiaries. No part of the proceeds from the sale of the Notes under the Note Agreement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Guarantor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 2% of the value of the consolidated assets of the Guarantor and its Subsidiaries and the Guarantor does not have any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15 Existing Debt, Future Liens.

(a) Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Guarantor and its Subsidiaries as of May 31, 2013 (including descriptions of the obligors and obligees and principal amounts outstanding), and, other than increases or decreases in the aggregate amount of revolving credit indebtedness of the Guarantor and its Subsidiaries outstanding from time to time in the ordinary course of business or scheduled amortization payments in respect of any such Debt set forth in Schedule 5.15, there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Guarantor or its Subsidiaries since such date. Neither the Guarantor nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Guarantor or such Subsidiary, and no event or condition exists with respect to any Debt of the Guarantor or any Subsidiary, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, neither the Guarantor nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Debt or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 8.3.

(c) Neither the Guarantor nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Guarantor or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) that limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Guarantor, the Subsidiary Guarantors or the Company, except as disclosed in Schedule 5.15.

Section 5.16 Foreign Assets Control Regulations, Etc.

(a) Neither the Guarantor nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (A) any OFAC Listed Person or (B) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, CISADA or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Guarantor nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b) No part of the proceeds from the sale of the Notes constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Guarantor or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

(c) Neither the Guarantor nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Guarantor’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Guarantor has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Guarantor and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d) (i) Neither the Guarantor nor any Controlled Entity (A) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (B) to the Guarantor’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (C) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (D) has been or is the target of sanctions imposed by the United Nations or the European Union;

(ii) To the Guarantor’s actual knowledge after making due inquiry, neither the Guarantor nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of (A) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (B) inducing a

Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (C) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage; and

(iii) No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Guarantor has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Guarantor and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

Section 5.17 Status under Certain Statutes. Neither the Guarantor nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18 Environmental Matters.

(a) Neither the Guarantor nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted asserting any claim against the Guarantor or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Guarantor nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Guarantor nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner that is contrary to any Environmental Law and in any manner that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d) Neither the Guarantor nor any Subsidiary has disposed of any Hazardous Materials in a manner that is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e) All buildings on all real properties now owned, leased or operated by the Guarantor or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19 Intercreditor Agreement. The Intercreditor Agreement was terminated on May 1, 2013 and, as of the date of this Guaranty Agreement, neither the Guarantor nor any of its Subsidiaries has any continuing obligations thereunder.

SECTION 6. INFORMATION AS TO GUARANTOR.

Section 6.1 Financial and Business Information. So long as any Notes are outstanding, the Guarantor shall deliver to each Significant Holder:

(a) Quarterly Statements — within 60 days after the end of each quarterly fiscal period in each fiscal year of the Guarantor (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) a consolidated and consolidating balance sheet of the Guarantor and its Subsidiaries as at the end of such quarter, and

(ii) consolidated and consolidating statements of income, changes in shareholders’ equity and cash flows of the Guarantor and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Guarantor’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 6.1(a);

(b) Annual Statements — within 120 days after the end of each fiscal year of the Guarantor, duplicate copies of,

(i) a consolidated and consolidating balance sheet of the Guarantor and its Subsidiaries, as at the end of such year, and

(ii) consolidated and consolidating statements of income, changes in shareholders’ equity and cash flows of the Guarantor and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied (in the case of the consolidated statements) by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Guarantor’s Annual Report on Form 10-K for such fiscal year (together with the Guarantor’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 6.1(b);

(c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Guarantor or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Significant Holder), and each prospectus and all amendments thereto filed by the Guarantor or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Guarantor or any Subsidiary to the public concerning developments that are Material;

(d) Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Senior Financial Officer of the Guarantor or the Company becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(g) of the Note Agreement, a written notice specifying the nature and period of existence thereof and what action the Guarantor or the Company is taking or proposes to take with respect thereto;

(e) ERISA Matters — promptly, and in any event within five Business Days after a Senior Financial Officer of the Guarantor becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Guarantor or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder for which notice thereof has not been waived pursuant to such regulations as in effect on the Execution Date; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Guarantor or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g) Resignation or Replacement of Independent Auditors — within 30 days following the date on which the Company’s independent auditors resign or the Company elects to change independent auditors, as the case may be, notification thereof, together with such supporting information as the Required Holders may reasonably request; and

(h) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Guarantor or any of its Subsidiaries or relating to the ability of the Guarantor to perform its obligations hereunder as from time to time may be reasonably requested by any such Significant Holder.

Section 6.2 Officer’s Certificate. Each set of financial statements delivered to a Significant Holder pursuant to Section 6.1(a) or Section 6.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Guarantor:

(a) Covenant Compliance — setting forth the information (including detailed calculations) required in order to establish whether the Guarantor was in compliance with the requirements of Section 8.1, Section 8.2, Section 8.4 and Section 8.5 hereof during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence). In the event that the Guarantor or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Guaranty Agreement pursuant to Section 15.3) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and

(b) Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and of the Note Agreement and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Guarantor and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Guarantor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Guarantor shall have taken or proposes to take with respect thereto.

Section 6.3 Visitation. The Guarantor shall permit any Significant Holder or any Person designated in writing by a Significant Holder as a representative of such Significant Holder:

(a) No Default — if no Default or Event of Default then exists, at the expense of such Significant Holder and upon reasonable prior notice to the Guarantor, to visit the principal executive office of the Guarantor, to discuss the affairs, finances and accounts of the Guarantor and its Subsidiaries with the Guarantor’s officers, and (with the consent of the Guarantor, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Guarantor, which consent will not be unreasonably withheld) to visit the other offices and properties of the Guarantor and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default — if a Default or Event of Default then exists, to visit and inspect any of the offices or properties of the Guarantor or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Guarantor authorizes said accountants to discuss the affairs, finances and accounts of the Guarantor and its Subsidiaries), all at such times and as often as may be requested. Any visitation and inspection pursuant to this Section 6.3(b) shall be at the expense of the Significant Holders, provided that the Guarantor agrees to reimburse the reasonable visitation and inspection expenses of three representatives designated by the Required Holders following the occurrence of a Default or Event of Default.

Section 6.4 Electronic Delivery. In addition to written communications delivered in accordance with Section 12, financial statements, opinions of independent certified public accountants, other information and Officers’ Certificates that are required to be delivered by the Guarantor pursuant to Sections 6.1(a), (b) or (c) and Section 6.2 shall be deemed to have been delivered if the Guarantor satisfies any of the following requirements:

(a) such financial statements satisfying the requirements of Section 6.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 6.2 are delivered to each Significant Holder by e-mail;

(b) the Guarantor shall have timely filed such Quarterly Report on Form 10-Q or Annual Report on Form 10-K, satisfying the requirements of Section 6.1(a) or Section 6.1(b), as the case may be, with the SEC and shall have made such form available on “EDGAR” and such form and the related Officer’s Certificate satisfying the requirements of Section 6.2 available on its home page on the internet, which is located at http://www.schneider.com as of the date of this Guaranty Agreement or, in the case of the related Officer’s Certificates, such Officer’s Certificate is delivered to each Significant Holder by e-mail;

(c) such financial statements satisfying the requirements of Section 6.1(a) or Section 6.1(b), and related Officer’s Certificate(s) satisfying the requirements of Section 6.2 are timely posted by or on behalf of the Guarantor on IntraLinks or on any other similar website to which each Significant Holder has free access; or

(d) the Guarantor shall have filed any of the items referred to in Section 6.1(c) with the SEC and shall have made such items available (1) on its home page on the internet or (2) on IntraLinks or on any other similar website to which each Significant Holder has free access;

provided however, that in the case of either clause (b), (c) or (d), the Guarantor shall have given each Significant Holder prior written notice, which may be by e-mail or in accordance with Section 12, of such posting or filing in connection with each delivery, provided further, that upon request of any Significant Holder to receive paper copies of such forms, financial statements and Officer’s Certificates or to receive them by e-mail, the Guarantor will promptly e-mail them or deliver such paper copies, as the case may be, to such Significant Holder.

SECTION 7. AFFIRMATIVE COVENANTS.

The Guarantor covenants that so long as any of the Notes are outstanding:

Section 7.1 Compliance with Laws. Without limiting Section 8.9, the Guarantor will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.2 Insurance. The Guarantor will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 7.3 Maintenance of Properties. The Guarantor will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties necessary in the operation of their business in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Guarantor or any Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Guarantor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.4 Payment of Taxes and Claims. The Guarantor will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Guarantor or any Subsidiary, provided that neither the Guarantor nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Guarantor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Guarantor or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Guarantor or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.5 Corporate Existence, Etc. Subject to Section 8.6, the Guarantor will at all times preserve and keep its corporate existence in full force and effect. Subject to Sections 8.5 and 8.6, the Guarantor will at all times preserve and keep in full force and effect the corporate or legal existence of each of its Subsidiaries and all rights and franchises of the Guarantor and its Subsidiaries unless, in the good faith judgment of the Guarantor, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 7.6 Ownership of Company. The Guarantor will at all times keep and maintain the Company as a Subsidiary.

Section 7.7 Subsidiary Guaranty Agreement.

(a) The Guarantor will cause any Subsidiary which is or becomes a party to, or otherwise guaranties, Debt under the Bank Credit Agreement or any of the Private Placement Documents, to become a party to the Subsidiary Guaranty Agreement and deliver within five Business Days thereafter to each of the holders of the Notes the following items:

(i) a joinder agreement in respect of the Subsidiary Guaranty Agreement, in the form attached as Exhibit A to the Subsidiary Guaranty Agreement; and

(ii) an opinion of counsel (who may be in-house counsel for the Guarantor) addressed to each of the holders of the Notes satisfactory to the Required Holders, to the effect that the Subsidiary Guaranty Agreement has been duly authorized, executed and delivered and that the Subsidiary Guaranty Agreement constitutes the legal, valid and binding contract and agreement of such Subsidiary Guarantor enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(b) Any Subsidiary Guarantor will be automatically discharged and released from the Subsidiary Guaranty Agreement if (i) such Subsidiary Guarantor has been released and discharged as an obligor or guarantor under the Bank Credit Agreement and the Private Placement Documents, (ii) concurrently with such release the Company shall deliver a certificate of a Senior Financial Officer of the Guarantor to the holders of the Notes to the effect that (A) all obligations of such Subsidiary Guarantor in respect of the Bank Credit Agreement and the Private Placement Documents and each other agreement pursuant to which such Subsidiary Guarantor shall have guaranteed Debt of the Guarantor or the Company have been released and discharged, and (B) at the time of such release and discharge, no Default or Event of Default exists and (iii) any fee or other form of consideration is given to any holder of Debt under the Bank Credit Agreement or the Private Placement Documents expressly for the purpose of such release or discharge, the holders of the Notes shall receive proportional consideration. If any Subsidiary Guarantor shall be released in accordance with this Section 7.7(b) upon written request from the Guarantor, the holders of the Notes shall confirm to the Guarantor that the relevant Subsidiary Guarantor has been released from the Subsidiary Guaranty Agreement.

Section 7.8 Books and Records. The Guarantor will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity (a) on a consolidated basis, with GAAP and (b) with all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Guarantor or such Subsidiary, as the case may be. The Guarantor will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Guarantor and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Guarantor will, and will cause each of its Subsidiaries to, continue to maintain such system.

SECTION 8. NEGATIVE COVENANTS OF GUARANTOR.

The Guarantor covenants that so long as any of the Notes are outstanding:

Section 8.1 Leverage Ratio. The Guarantor will not permit at any time the ratio of Consolidated Adjusted Debt to Consolidated EBITDA for the four consecutive fiscal quarter periods then most recently ended to exceed 3.50 to 1.00.

Section 8.2 Minimum Net Worth. The Guarantor will not permit at any time Consolidated Net Worth to be less than the sum of $475,000,000 plus 50% of positive Consolidated Net Income as of the end of each fiscal quarter of the Guarantor commencing with the fiscal quarter ending March 31, 2011, such quarterly increases to be cumulative and in no event shall such required amount be reduced by losses in any fiscal quarter.

Section 8.3 Liens. The Guarantor will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except (which exception is qualified in its entirety by the paragraph appearing at the end of this Section 8.3):

(a) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and Liens in connection with attachments or judgments (including judgment or appeal bonds) relating to judgments that do not constitute an Event of Default under Section 11(j) of the Note Agreement;

(b) Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

(c) Liens on property or assets of a Subsidiary securing obligations of such Subsidiary to the Guarantor or to a Wholly-Owned Subsidiary;

(d) Liens created in connection with the sale by the Guarantor and/or certain Subsidiaries of accounts receivable in an amount not to exceed 120% of the debt secured by such receivables (or interests therein) under the Receivables Program, provided that the amount of debt secured thereby shall at no time exceed an amount equal to the greater of (i) 70% of the gross trade receivables of the Guarantor and its Subsidiaries or (ii) $200,000,000;

(e) any Lien existing on property immediately prior to its acquisition (after the Execution Date) by the Guarantor or a Subsidiary, provided that (i) any such Lien shall be confined solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, (ii) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Guarantor or such Subsidiary of the property so acquired and (B) the Fair Market Value of such property (as determined in good faith the Board of Directors of the Guarantor) at the time of such acquisition, and (iii) no such Lien shall have been created or assumed in contemplation of such acquisition;

(f) any Lien existing on property of a Person immediately prior to its becoming a Subsidiary, provided that no such Lien shall have been created or assumed in contemplation of such Person’s becoming a Subsidiary;

(g) any Lien renewing, extending or refunding any Lien permitted by clauses (e) or (f) of this Section 8.3, provided that the principal amount of Debt secured by such Lien immediately prior thereto is not increased or the maturity thereof reduced and such Lien is not extended to other property;

(h) any Lien created under TRAC Leases; and

(i) other Liens not otherwise permitted by paragraphs (a) through (h), inclusive, of this Section 8.3 securing Debt; provided that, (i) the Debt secured by such Liens shall be permitted by the limitations set forth in Sections 8.1 and 8.4 and (ii) notwithstanding the foregoing, the Guarantor will not, and will not permit any Subsidiary to, secure any Debt outstanding under or pursuant to the Bank Credit Agreement or the Private Placement Documents pursuant to this Section 8.3(i) unless and until the Notes, this Guaranty Agreement, the Subsidiary Guaranty Agreement and any other Guaranty delivered in connection therewith shall concurrently be secured equally and ratably with such Debt pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Guarantor and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.

For the purposes of this Section 8.3, any Person becoming a Subsidiary after the date of this Guaranty Agreement shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Subsidiary, and any Person extending, renewing or refunding any Debt secured by any Lien shall be deemed to have incurred such Lien at the time of extension, renewal or refunding.

Section 8.4 Priority Debt. The Guarantor will not at any time permit Priority Debt to exceed 20% of Consolidated Net Worth.

Section 8.5 Sales of Assets. The Guarantor will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Guarantor and its Subsidiaries; provided, however, that the Guarantor or any Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Guarantor and its Subsidiaries if such assets are sold in an arm’s length transaction for consideration which is not less than the Fair Market Value of such property and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the Net Proceeds received from such sale, lease or other disposition shall be used within 365 days of such sale, lease or disposition, in any combination:

(a) to acquire property and equipment of a similar nature and of at least equivalent value to the property which has been sold; or

(b) to make an offer to prepay or retire Senior Debt of the Guarantor or its Subsidiaries other than Senior Debt owed to any Affiliate; provided that (i) the Guarantor shall offer to prepay each outstanding Note in a principal amount which equals the Ratable Portion for such Note, and (ii) any such prepayment of the Notes shall be made at par, together with accrued interest thereon to the date of such prepayment, but without any Make-Whole Amount. Any offer of prepayment of the Notes pursuant to this Section 8.5 shall be given to each holder of the Notes by written notice which shall be delivered not less than 30 days and not more than 60 days prior to the proposed prepayment date. Each such notice shall state that it is given pursuant to this Section and that the offer set forth in such notice must be accepted by such holder in writing and shall also set forth (i) the prepayment date (which shall be a Business Day), (ii) a description of the circumstances which give rise to the proposed prepayment, (iii) a calculation of the Ratable Portion for such holder’s Notes and (iv) the interest that would be due on the Ratable Portion of such holder’s Notes offered to be prepaid, accrued to the prepayment date. Each holder of the Notes which desires to have its Notes prepaid shall notify the Guarantor in writing delivered not less than five Business Days prior to the proposed prepayment date of its acceptance of such offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.5 shall be deemed to constitute a rejection of such offer by such holder. Prepayment of Notes pursuant to this Section 8.5 shall be made in accordance with Section 8.4 of the Note Agreement.

As used in this Section 8.5, a sale, lease or other disposition of assets shall be deemed to be a “substantial part” of the assets of the Guarantor and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Guarantor and its Subsidiaries during any fiscal year of the Guarantor exceeds 15% of the book value of Consolidated Total Assets, determined as of the end of the fiscal quarter immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a “substantial part” any (i) sale or disposition of assets in the ordinary course of business of the Guarantor and its Subsidiaries and (ii) any transfer of assets from the Guarantor to any Wholly-Owned Subsidiary or from any Subsidiary to the Guarantor or a Wholly-Owned Subsidiary, (iii) receivables sold under the Receivables Program.

Section 8.6 Merger, Consolidation. The Guarantor will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other corporation or other legal entity or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

(a) a Subsidiary of the Guarantor may (i) consolidate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, the Guarantor or a Wholly-Owned Subsidiary or any other Person so long as in any merger or consolidation involving the Guarantor, the Guarantor shall be the surviving or continuing corporation, and in any merger or consolidation involving such other Person, such Subsidiary (or a Wholly-Owned Subsidiary) shall be the surviving or continuing entity, or (ii) convey, transfer or lease all of its assets in compliance with the provisions of Section 8.5;

(b) the foregoing restriction does not apply to the consolidation or merger of the Guarantor with, or the conveyance, transfer or lease of all or substantially all of the assets of the Guarantor in a single transaction or series of transactions to, any Person so long as:

(A) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Guarantor as an entirety, as the case may be (the “Successor Corporation”), shall be a solvent corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

(B) the Successor Corporation would be permitted by the provisions of Section 8.1 hereof to incur at least $1.00 of additional Consolidated Debt on a pro forma basis as of the end of the immediately preceding fiscal quarter;

(C) if the Guarantor is not the Successor Corporation, such corporation shall have executed and delivered to each holder its assumption of the due and punctual performance and observance of each covenant and condition of this Guaranty Agreement (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Guarantor shall have caused to be delivered to each holder (i) an opinion of nationally recognized independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and (ii) an acknowledgment from each Subsidiary Guarantor that the Subsidiary Guaranty Agreement continues in full force and effect; and

(D) immediately before and after giving effect to such transaction or each transaction in any series of transactions, no Default or Event of Default would exist; and

(c) the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of all or substantially all of the assets of the Company in a single transaction or series of transactions to, a Subsidiary of the Guarantor in accordance with the terms of Section 10.1 of the Note Agreement.

Section 8.7 Nature of Business. The Guarantor will not, and will not permit any Subsidiary to, engage in any business, if, as a result, when taken as a whole, the general nature of the business of the Guarantor and its Subsidiaries would be substantially changed from the general nature of the business of the Guarantor and its Subsidiaries on the Execution Date.

Section 8.8 Transactions with Affiliates. The Guarantor will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except upon fair and reasonable terms no less favorable to the Guarantor or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 8.9 Terrorism Sanctions Regulations. The Guarantor will not, and will not permit any Controlled Entity to, (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly, have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

SECTION 9. DEFINITIONS.

For the purpose of this Guaranty Agreement, the terms defined in the text of any Section or prefatory paragraph shall have the respective meanings specified therein; and the following terms shall have the meanings specified with respect thereto below:

“Affiliate” shall mean (a) with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such first Person, except a Subsidiary of the Guarantor shall not be an Affiliate of the Guarantor, and (b) with respect to any Purchaser, shall include any managed account, investment fund or other vehicle for which such Purchaser or any Affiliate of such Purchaser as investment advisor or portfolio manager. A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

“Anti-Corruption Laws” is defined in Section 5.16(d)(i).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Bank Credit Agreement” shall mean the Credit Agreement dated as of February 18, 2011 among the Guarantor, the Company and the Subsidiary Guarantors, the financial institutions which are parties thereto as lenders and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof which constitutes the primary bank credit facility of the Guarantor and its Subsidiaries.

“Blocked Person” is defined in Section 5.16(a).

“Business Day” shall mean (a) for the purposes of Section 8.6 of the Note Agreement only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed, and (b) for the purposes of any other provision of the Note Agreement or any provision of this Guaranty Agreement or the Subsidiary Guaranty Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois or New York, New York are required or authorized to be closed.

“Capitalized Lease Obligation” shall mean any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Guarantor or any Subsidiary, taken at the amount thereof accounted for as Debt (net of interest expense) in accordance with GAAP.

“Cash Equivalents” shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 12 months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit or Eurodollar time deposits and certificates of deposit of any domestic commercial bank of recognized standing or any branch thereof (i) having capital and surplus in excess of $500,000,000 and (ii) whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued in the United States and having a maturity of 270 days or less from the date of acquisition with the issuer having a rating from S&P of at least “A-1” or the equivalent thereof or from Moody’s of at least “P-1” or the equivalent thereof, (d) repurchase agreements entered into by a Person with a bank or trust company (including any Approved Bank) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any state of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under section 103 of the Code, having a long term rating of at least “AA-” or “Aa-3” by S&P or Moody’s, respectively, and maturing within three years from the date of acquisition thereof, (f) investments in municipal auction preferred stock (i) rated “AAA” (or the equivalent thereof) or better by S&P or “Aaa” (or the equivalent thereof) or better by Moody’s and (ii) with dividends or interest rates that reset at least once every 365 days and (g) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing clauses (a), (b), (c), (e) and (f).

“CISADA” shall mean the Comprehensive Iran Sanctions, Accountability and Divestment Act, as amended from time to time.

“Closing” shall have the meaning set forth in Section 3 of the Note Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the Recitals of this Guaranty Agreement.

“Consolidated Adjusted Debt” shall mean Consolidated Debt less the amount of unencumbered Consolidated Cash (shown on the consolidated balance sheet of the Guarantor as of the date of any determination thereof) in excess of $10,000,000.

“Consolidated Cash” shall mean, as of any time of determination thereof, all cash and Cash Equivalents of the Guarantor and domestic Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Debt” shall mean Debt of the Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any period, the sum of Consolidated Net Income of the Guarantor and its Subsidiaries (excluding any non-cash gains or losses) for such period, plus, to the extent deducted in determining such Consolidated Net Income, (a) consolidated interest expense, (b) all provisions for income taxes and (c) depreciation and amortization, all determined on a consolidated basis in accordance with GAAP. For purposes of calculating Consolidated EBITDA for any period, if during such period the Guarantor or any Subsidiary shall have acquired or disposed of any Person or acquired or disposed of all or substantially all of the assets of any Person or any business unit or division of any Person, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

“Consolidated Net Income” shall mean, for any period, the amount which in accordance with generally accepted accounting principles would be reported as net income on the audited consolidated financial statements of the Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Worth” shall mean, as of any date of determination, the sum of (a) the par value (or value stated on the books of the Guarantor) of the capital stock of all classes of the Guarantor, plus (or minus in the case of a surplus deficit) (b) the amount of the consolidated surplus, whether capital or earned, of the Guarantor and its Subsidiaries after subtracting therefrom the aggregate of treasury stock and any other contra-equity accounts including, without limitation, Minority Interests; all determined in accordance with GAAP.

“Consolidated Total Assets” shall mean, as of any date of determination, the total amount of all assets of the Guarantor and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Controlled Entity” shall mean (a) any of the Subsidiaries of the Guarantor and any of their or the Guarantor’s respective Controlled Affiliates and (b) if the Guarantor has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Debt” shall mean, without duplication, the sum of (a) indebtedness for borrowed money, (b) indebtedness representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of business payable on terms customary in the trade) or evidenced by notes payable, (c) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter acquired, (d) obligations (excluding any reserves established in accordance with GAAP) which are due more than one year from the date of creation thereof and which would be shown on the Guarantor’s consolidated balance sheet as a liability in accordance with GAAP, (e) Capitalized Lease Obligations, (f) net liabilities under hedging agreements, (g) Guaranties in respect of the obligations of another Person, and (h) any part of the obligations under the Receivables Program which are recourse to the Company or its Subsidiaries.

“Default” shall have the meaning set forth in the Note Agreement.

“Disclosure Documents” is defined in Section 5.3.

“Environmental Laws” shall mean all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Guarantor under section 414 of the Code.

“Event of Default” shall have the meaning set forth in the Note Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Execution Date” shall have the meaning set forth in Section 3 of the Note Agreement.

“Fair Market Value” shall mean, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” shall mean:

(a) the government of:

(i) the United States of America or any state or other political subdivision thereof, or

(ii) any other jurisdiction in which the Guarantor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Guarantor or any Subsidiary; or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” shall mean any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guaranteed Obligations” is defined in Section 1.

“Guaranties” by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect, guaranteeing any Debt, dividend or other obligation, of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Debt or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation or (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation, or (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of the primary obligor to make payment of the Debt or obligation, or (d) otherwise to assure the owner of the Debt or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Guaranty Agreement, a Guaranty in respect of any Debt for borrowed money shall be deemed to be Debt equal to the principal amount of such Debt for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Debt equal to the maximum aggregate amount of such obligation, liability or dividend.

“Guarantor” is defined in the first paragraph of this Guaranty Agreement.

“Guaranty Agreement” is defined in the first paragraph of this Guaranty Agreement.

“Hazardous Materials” shall mean any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

“holders” and “holder” shall mean, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1 of the Note Agreement, provided, however, that if such Person is a nominee, then for the purposes of Sections 1, 6, 11.2 and 12 and any related definitions in this Section 9, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Institutional Investor” shall mean (a) any Purchaser so long as such Purchaser shall hold any Note, (b) any holder of a Note holding more than $5,000,000 in aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of June 15, 1989, including all amendments and supplements thereto, among the Guarantor, the Company, Schneider Specialized Carriers, Inc. (formerly International Transport, Inc.), the banks and insurance companies named therein and such additional parties as from time to time became a party thereto.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

“Make-Whole Amount” shall have the meaning set forth in Section 8.6 of the Note Agreement.

“Material” shall mean material in relation to the business, operations, financial condition, assets or properties of the Guarantor and its Subsidiaries taken as a whole.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, financial condition, assets or properties of the Guarantor and its Subsidiaries, taken as a whole, (b) the ability of the Company to perform its obligations under the Note Agreement and the Notes or the ability of the Guarantor to perform its obligations under this Guaranty Agreement, or (c) the validity or enforceability of this Guaranty Agreement, the Note Agreement or the Notes.

“Memorandum” is defined in Section 5.3.

“Minority Interests” shall mean any shares of stock of any class of a Subsidiary (other than directors’ qualifying shares as required by law) that are not owned by the Guarantor and/or one or more Wholly-Owned Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor ratings entity.

“Multiemployer Plan” shall mean any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” shall mean the National Association of Insurance Commissioners or any successor thereto.

“Net Proceeds” shall mean with respect to any sale of property by any Person an amount equal to (a) the aggregate amount of the consideration received by such Person in respect of such sale (valued at the Fair Market Value of such consideration at the time of such sale determined by the Board of Directors of the Guarantor), minus, without duplication, (b) the sum of (i) all out-of-pocket costs and expenses actually incurred by such Person in connection with such sale, and (ii) all state, federal and foreign taxes incurred by, or to be incurred (assuming the highest marginal rate were applicable to such sale) by, the seller in connection with such sale.

“Note Agreement” is defined in the Recitals to this Guaranty Agreement.

“Notes” is defined in the Recitals to this Guaranty Agreement and shall include such Notes as amended, restated or otherwise modified from time to time pursuant to Section 17 of the Note Agreement.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” shall mean any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Other Party” is defined in Section 3.1(h)(i).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Subsidiary Guarantor Debt” shall mean Debt of a Subsidiary Guarantor arising under a Guaranty by such Subsidiary Guarantor of Debt of the Guarantor or another Subsidiary.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, an association, a trust, an unincorporated organization, a business entity or a Governmental Authority.

“Plan” shall mean an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Guarantor or any ERISA Affiliate or with respect to which the Guarantor or any ERISA Affiliate may have any liability.

“Private Placement Documents” shall mean (a) (i) the Note Purchase Agreement dated as of December 16, 2003, as amended from time to time, between the Company and the institutional investors named therein, (ii) the Guaranty Agreement dated as of even date therewith, as amended from time to time, between the Guarantor and such institutional investors, (iii) the Subsidiary Guaranty Agreement dated as of even date therewith, as amended or joined from time to time, by the Subsidiary Guarantors in favor of such institutional investors, and (iv) any other document, instrument or agreement executed in connection therewith; (b) (i) the Private Shelf Agreement dated as of October 11, 2004, as amended from time to time, between the Company and the institutional investors named therein, (ii) the Parent Guaranty Agreement dated as of even date therewith, as amended from time to time, between the Guarantor and such institutional investors, (iii) the Subsidiary Guaranty Agreement dated as of even date therewith, as amended or joined from time to time, by the Subsidiary Guarantors in favor of such institutional investors, and (iv) any other document, instrument or agreement executed in connection therewith; and (c) (i) the Note Agreement dated as of May 7, 2010, as amended from time to time, between the Company and the institutional investors named therein, (ii) the Parent Guaranty Agreement dated as of even date therewith, as amended from time to time, between the Guarantor and such institutional investors, (iii) the Subsidiary Guaranty Agreement dated as of even date therewith, as amended or joined from time to time, by the Subsidiary Guarantors in favor of such institutional investors, and (iv) any other document, instrument or agreement executed in connection therewith.

“Priority Debt” shall mean (a) Debt of the Guarantor and its Subsidiaries which is secured by a Lien (excluding Debt secured by Liens described in clauses (a) through (h) of Section 8.3) and (b) unsecured Debt of any Subsidiary other than (i) Debt of the Company, and (ii) Permitted Subsidiary Guarantor Debt. For purposes of all computations made under this Guaranty Agreement, a Guaranty in respect of Debt shall be deemed to be Priority Debt equal to the amount of such Debt which has been guaranteed.

“property” or “properties” shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Purchaser” is defined in the Recitals to this Guaranty Agreement.

“Ratable Portion” shall mean, with respect to any Note, an amount equal to the product of (a) the amount equal to the Net Proceeds being so applied to the prepayment of Senior Debt multiplied by (b) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Debt of the Guarantor and its Subsidiaries other than Senior Debt owed to Affiliates.

“Receivables Program” shall mean any transaction or series of transactions that may be entered into by the Guarantor or any of its Subsidiaries pursuant to which the Guarantor or such Subsidiary, as the case may be, may sell, convey or otherwise transfer receivables for Fair Market Value to (a) a Receivables Subsidiary (in the case of a transfer by the Guarantor or any of its Subsidiaries) intended to be a true sale transaction and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), and any Receivables Subsidiary may transfer, or grant a security interest in, any receivables (whether now existing or arising in the future) of the Guarantor or any of its Subsidiaries and any assets related thereto, including all collateral securing such receivables, all contracts and all Guaranties or other obligations in respect of such receivables and the proceeds of such receivables; provided that there shall be no recourse under such securitization to the Guarantor or any of its Subsidiaries other than pursuant to Standard Securitization Undertakings.

“Receivables Subsidiary” shall mean a Wholly-Owned Subsidiary of the Guarantor which engages in no activities other than the financing of receivables and which is designated by the Board of Directors of the Guarantor as a Receivables Subsidiary, (a) no portion of the Debt or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Guarantor or any other Subsidiary (excluding Guaranties of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Guarantor or any other Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Guarantor or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than the receivables and related rights sold into the applicable Receivables Program and other than pursuant to Standard Securitization Undertakings, and (b) to which neither the Guarantor nor any other Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Related Fund” shall mean, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holder(s)” shall mean (a) prior to the Closing, the Purchasers and (b) on and after the Closing, the holder or holders of more than 50% of the aggregate principal amount of the Notes from time to time outstanding (exclusive of Notes then owned by the Guarantor, the Company or any of their Subsidiaries or Affiliates).

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended, from time to time and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Debt” shall mean Debt other than Subordinated Debt.

“Senior Financial Officer” shall mean, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or assistant treasurer of such Person.

“Significant Holder” shall mean (a) prior to the Closing, each Purchaser, (b) on and after the Closing, each Purchaser so long as such Purchaser shall hold any Note and (c) any holder that is a bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., or any successor ratings entity.

“Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities entered into by the Guarantor or any Subsidiary that are customary in the non-recourse securitization of receivables transactions.

“Subordinated Debt” shall mean all unsecured Debt of the Guarantor or the Company which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Debt of the Guarantor (including, without limitation, the obligations of the Guarantor under this Agreement) or the Company.

“Subsidiary” shall mean, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership, limited liability company or joint venture can and does ordinarily take major business actions without the prior approval of such first Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Guarantor.

“Subsidiary Guarantors” shall mean Schneider Resources, Inc., Schneider Finance, Inc., Schneider National Carriers, Inc. and each Subsidiary of the Guarantor that subsequent to the Execution Date becomes a party to the Subsidiary Guaranty Agreement in accordance with Section 7.7 of this Guaranty Agreement and the form of Guaranty Joinder attached as Exhibit A to the Subsidiary Guaranty Agreement.

“Subsidiary Guaranty Agreement” shall have the meaning set forth in Section 2.2 of the Note Agreement.

“SVO” shall mean the Securities Valuation Office of the NAIC or any successor to such Office.

“TRAC Leases” shall mean leases of tractors, trailers, containers, chassis and/or other similar transportation equipment for which the rental obligations of the lessee thereunder constitute Capitalized Lease Obligations of such lessee.

“Transferee” shall mean any direct or indirect transferee of all or any part of any Note purchased under the Note Agreement.

“USA PATRIOT Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“Wholly-Owned” shall mean, as applied to any Subsidiary, a Subsidiary all the outstanding shares (other than directors’ qualifying shares, if required by law) of every class of stock or other equity interest of which are at the time owned by the Guarantor and/or by one or more Wholly-Owned Subsidiaries.

SECTION 10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of the Guarantor under this Guaranty Agreement. Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between each Purchaser and the Guarantor and supersedes all prior agreements and understandings relating to the subject matter hereof.

SECTION 11. AMENDMENT AND WAIVER.

Section 11.1 Requirements. This Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of the Guarantor and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 5 hereof, or any defined term (as it is used therein for purposes of Section 5), will be effective as to a Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (ii) amend any of Sections 1, 2, 3, 4, 11 or 14.

Section 11.2 Solicitation of Holders of Notes.

(a) Solicitation. The Guarantor will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser or holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 11.2 to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b) Payment. The Guarantor will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and holder of a Note whether or not such Purchaser or holder consented to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 11.2 by a holder of a Note that has transferred or has agreed to transfer its Note to the Guarantor or any of its Subsidiaries or Affiliates in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 11.3 Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 11 applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Guarantor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantor and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Purchaser or holder of such Note.

Section 11.4 Notes Held by Guarantor, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Guarantor or any of its Subsidiaries or Affiliates shall be deemed not to be outstanding.

SECTION 12. NOTICES.

Except to the extent otherwise permitted in Section 6.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(i) if to a Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A to the Note Agreement, or at such other address as such Purchaser shall have specified to the Guarantor in writing; or

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Guarantor in writing; or

(iii) if to the Guarantor, to the Guarantor at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Guarantor shall have specified to the holder of each Note in writing.

Notices under this Section 12 will be deemed given only when actually received.

SECTION 13. REPRODUCTION OF DOCUMENTS.

This Guaranty Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser on the Execution Date and at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to a holder of the Notes, may be reproduced by such holder by any photographic, photostatic, electronic, digital or other similar process and such holder may destroy any original document so reproduced. The Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by a holder of the Notes in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 13 shall not prohibit the Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 14. CONFIDENTIAL INFORMATION.

For the purposes of this Section 14, “Confidential Information” shall mean information delivered to any Purchaser by or on behalf of the Guarantor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Guaranty Agreement and the Note Agreement, together with any related schedules and exhibits, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Guarantor or any Subsidiary or from a Person who is known to such Purchaser to be bound by a confidentiality agreement with the Guarantor or any of its Subsidiaries, or is known to such Purchaser to be under an obligation not to transmit the information to such Purchaser, or (d) constitutes financial statements delivered to such Purchaser under Section 6.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information for as long as it is in possession thereof in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 14, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14), (v) any Person from which it offers to purchase any Security of the Guarantor or the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 14), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate in each of the following cases: (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process which such Purchaser reasonably believes to have been validly issued, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, the Note Agreement, this Guaranty Agreement or the Subsidiary Guaranty Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14 as though it were a party to this Guaranty Agreement. On reasonable request by the Guarantor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Guaranty Agreement or requested by such holder (other than a holder that is a party to this Guaranty Agreement or its nominee), such holder will, as a condition precedent to receiving such information, enter into an agreement with the Guarantor embodying the provisions of this Section 14.

In the event that as a condition to receiving access to information relating to the Guarantor or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to the Note Agreement or this Guaranty Agreement, any Purchaser is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from the terms of this Section 14, the terms of this Section 14 shall, as between such Purchaser and the Guarantor, supersede the terms of any such other confidentiality undertaking.

SECTION 15. MISCELLANEOUS.

Section 15.1 Successors and Assigns. All covenants and other agreements contained in this Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 15.2 Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP and (b) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including, without limitation, Section 7, Section 8 and the definition of “Debt”), any election by the Guarantor to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 15.3 Severability. Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 15.4 Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 15.5 Counterparts. This Guaranty Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 15.6 Governing Law. This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 15.7 Jurisdiction and Process; Waiver of Jury Trial.

(a) The Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement, the Note Agreement, the Subsidiary Guaranty Agreement or the Notes. To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Guarantor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 15.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 12 or at such other address of which such holder shall then have been notified pursuant to said Section. The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 15.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE GUARANTOR WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY AGREEMENT, THE SUBSIDIARY GUARANTY AGREEMENT, THE NOTE AGREEMENT OR THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

[remainder of page left intentionally blank]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written.

SCHNEIDER NATIONAL, INC.

By:
Name:
Its:

Agreed and accepted as of the date first written above.

[PURCHASERS]

INFORMATION RELATING TO PURCHASERS

SCHEDULE I

(to Guaranty Agreement)

DISCLOSURE DOCUMENTS

None.

SCHEDULE 5.3

(to Guaranty Agreement)

SUBSIDIARIES OF THE GUARANTOR; OWNERSHIP OF SUBSIDIARY STOCK;

AFFILIATES; DIRECTORS AND SENIOR OFFICERS

(a) (i) Guarantor’s Subsidiaries:

	JURISDICTION OF ORGANIZATION	PERCENTAGE OF OWNERSHIP*
4488 International Holding Company Limited	Barbados, V.I.	100% - SLI
INS Insurance, Inc. **	Vermont	100%
N61GB, LLC	Wisconsin	100%
Optimodal, LLC	Wisconsin	100% - SNC
Schneider Distribution Services, LLC	Wisconsin	95% 5% - SNC
Schneider Enterprise Resources, LLC	Wisconsin	100% - SNL
Schneider Finance, Inc.	Wisconsin	100%
Schneider Intermodal Marketing, Inc.	Wisconsin	100%
Schneider International Operations, LLC	Wisconsin	95% - SNC 5% - SNI
Schneider Leasing de Mexico S.de R.L. de C.V.	Mexico	99%
Schneider Logistics Canada, Ltd.	Ontario, CN	100% - SLI
Schneider Logistics (Tianjin) Co., Ltd.	Tianjin, China	100% - 4488
Schneider Logistics Transloading and Distribution, Inc.	Wisconsin	100% - SLI
Schneider Logistics Transportation, Inc.	Louisiana	100% - SLI
Schneider Logistics, Inc.	Wisconsin	100%
Schneider National Bulk Carriers, Inc	Louisiana	100%
Schneider National Carriers, Inc.	Nevada	100%
Schneider National Carriers, Ltd.	Ontario, CN	100%
Schneider National de Mexico, S.A. de C.V.	Mexico	99%
Schneider National Leasing, Inc.	Nevada	100%
Schneider Receivables Corporation	Delaware	100%
Schneider Resources, Inc.	Wisconsin	100%
Schneider Specialized Carriers, Inc.	North Dakota	100%
Schneider Tank Lines, Inc.	Illinois	100%
Schneider Training Academy Canada, Ltd.	Ontario CN	100% - STA
Schneider Training Academy, Inc.	Wisconsin	100%
Schneider Transport, Inc.	Wisconsin	100%
Schneider Transportation Management, Inc.	Wisconsin	100%

*	Except as noted, all ownership is by Schneider National, Inc.
**	INS Insurance, Inc. is an insurance company regulated under the laws of the State of Vermont and the payment of dividends from INS Insurance, Inc. to its shareholders is subject to regulation by the Department of Banking, Insurance, Securities and Healthcare Regulation of the State of Vermont

SCHEDULE 5.4

(to Guaranty Agreement)

(ii) Guarantor’s Affiliates:

Servicios Dedicados Express, S.A. de C.V.	Cuautitalan Izcalli, Estado de Mexico	49%

(iii) Guarantor’s directors and senior officers:

R. Scott Trumbull	Director

Christopher B. Lofgren	Director; Senior Officer

Thomas A. Gannon	Director

Adam P. Godfrey	Director

Norman E. Johnson	Director

Daniel J. Sullivan	Director

Robert W. Grubbs, Jr.	Director

Mary P. DePrey	Director

Kathleen M. Zimmerman	Director

Mark B. Rourke	Senior Officer

William J. Matheson	Senior Officer

Steven J. Matheys	Senior Officer

Lori A. Lutey	Senior Officer

Judy Lemke	Senior Officer

S-5.4-2

FINANCIAL STATEMENTS

•	Schneider National, Inc., and Subsidiaries

•	Consolidated Financial Statements as and for the Years Ended December 31, 2012 and 2011, and Independent Auditor’s Report

•	Consolidated Financial Statements as and for the Years Ended December 31, 2010 and 2009, and Independent Auditor’s Report

SCHEDULE 5.5

(to Guaranty Agreement)

EXISTING DEBT; FUTURE LIENS

Schneider National, Inc. and Subsidiaries

Outstanding Debt 5.31.13

DESCRIPTION	BORROWER	CURRENT 5/31/13	LONG-TERM 5/31/13	TOTAL 5/31/13

Private Placements
5.43% 10 yr. Senior Notes Due 12/16/13	SNL	27,000,000.00	—	27,000,000.00
(Wachovia as Agent, Issued: 12/16/03)
5.44% 10 yr. Senior Notes Due 2/2/14	SNL	23,000,000.00	—	23,000,000.00
(Wachovia as Agent, Issued: 2/2/04)
4.83% 7 yr. Senior Notes Due 5/7/17	SNL	—	100,000,000.00	100,000,000.00
(Prudential/Metlife Issued: 5/7/10)

	Total Private Placements	50,000,000.00	100,000,000.00	150,000,000.00
Bank Revolving Credit Facilites
JPMorgan Chase, as Admin. Agent for Credit Due 2/18/16	SNL	—	—	—
Agreement dated 2/18/11-5 year-$250,000,000.00

	Total Bank Revolving Credit Facilities	—	—	—

SCHEDULE 5.15

(to Guaranty Agreement)

Accounts Receivable Securitization
Wells Fargo (AR Funding) Due 3/31/15	SRC	—	120,000,000.00	120,000,000.00
Agreement dated 3/31/11-4 year-$125,000,000.00

	Total Accounts Receivable Securitization	—	120,000,000.00	120,000,000.00
Capitalized Leases
Real Estate
Obetz Facility Lease (Term is 7/1/10-6/1/20)	SRI	30,582.95	723,814.54	754,397.49
Equipment Lease
BOA-TRACTOR Lease (Term is 12/13/11 - 12/23/16)	SNL	1,487,003.81	6,318,204.98	7,805,208.79
BOA-TRAILER Lease (Term is 12/13/11 - 12/23/19)	SNL	1,890,980.66	15,447,151.64	17,338,132.30

	Total Capitalized Leases	3,408,567.42	22,489,171.16	25,897,738.58
Other
Shareholder Debt 2004-P1A (Due 1/6/14)	SNI	6,907,736.80	—	6,907,736.80
Shareholder Debt 2004-D1A (Due 1/6/14)	SNI	6,907,736.80	—	6,907,736.80
Shareholder Debt 2004-D1B (Due 1/6/14)	SNI	12,365,500.00	—	12,365,500.00
Shareholder Debt 2004-P2A (Due 1/6/14)	SNI	15,682,678.90	—	15,682,678.90
Shareholder Debt 2004-D2A (Due 1/6/14)	SNI	15,682,678.90	—	15,682,678.90
	Total Other	57,546,331.40	—	57,546,331.40

	TOTAL DEBT	$110,954,898.82	$242,489,171.16	$353,444,069.98

S-5.15-2

FORM OF SUBSIDIARY GUARANTY AGREEMENT

(see attached)

EXHIBIT 3

(to Note Purchase Agreement)

EXECUTION COPY

SCHNEIDER FINANCE, INC.

SCHNEIDER NATIONAL CARRIERS, INC.

SCHNEIDER RESOURCES, INC.

SUBSIDIARY GUARANTY AGREEMENT

regarding

$30,000,000 2.91% Senior Notes, Series A, due September 25, 2020

$70,000,000 3.55% Senior Notes, Series B, due September 25, 2023

Issued by Schneider National Leasing, Inc.

Dated as of June 12, 2013

Attachments to Subsidiary Guaranty Agreement:

EXHIBIT A — Guaranty Joinder

SUBSIDIARY GUARANTY AGREEMENT

Re: $100,000,000 Senior Notes

$30,000,000 2.91% Senior Notes, Series A, due September 25, 2020

$70,000,000 3.55% Senior Notes, Series B, due September 25, 2023 of

Schneider National Leasing, Inc.

This SUBSIDIARY GUARANTY AGREEMENT dated as of June 12, 2013 (as amended, restated, joined, reaffirmed, supplemented or otherwise modified from time to time, this “Subsidiary Guaranty Agreement”) is entered into on a joint and several basis by each of the undersigned (which parties are hereinafter referred to individually as a “Subsidiary Guarantor” and collectively as the “Subsidiary Guarantors”).

PRELIMINARY STATEMENT:

A. Each of the Subsidiary Guarantors is a Wholly-Owned Subsidiary of Schneider National, Inc., a Wisconsin corporation (the “Parent Guarantor”).

B. In order to raise funds for general corporate purposes, Schneider National Leasing, Inc., a Nevada corporation and Wholly-Owned Subsidiary of the Parent Guarantor (the “Company”), has entered into the Note Purchase Agreement dated as of June 12, 2013 (as amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”) between the Company and the institutional investors named in Schedule A attached thereto (the “Note Purchasers”), providing for, among other things, the issue and sale by the Company of $100,000,000 in aggregate principal amount of its Senior Notes consisting of: (i) $30,000,000 aggregate principal amount of the Company’s 2.91% Senior Notes, Series A, due September 25, 2020 (the “Series A Notes”); and (ii) $70,000,000 aggregate principal amount of the Company’s 3.55% Senior Notes, Series B, due September 25, 2023 (the “Series B Notes” and together with the Series A Notes, collectively the “Notes,” such term to include any notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement), and the Parent Guarantor has entered into the Guaranty Agreement dated as of June 12, 2013 (as amended, restated or otherwise modified from time to time, the “Parent Guaranty Agreement”) by the Parent Guarantor in favor of each holder (as defined therein). The Note Purchasers, together with their successors and assigns, including any subsequent transferees of the Notes in accordance with the terms of the Note Purchase Agreement, are hereinafter collectively referred to as the “holders.”

C. The Note Purchasers have required as a condition of the purchase of the Notes to be purchased by them that the Parent Guarantor cause each of the undersigned to enter into this Subsidiary Guaranty Agreement and to cause each Subsidiary which hereafter at any time becomes a party to, or otherwise becomes a guarantor of Debt in respect of, the Bank Credit Agreement or any of the Private Placement Documents to enter into a Guaranty Joinder in substantially the form set forth as Exhibit A hereto (a “Guaranty Joinder”), in each case as security for the Notes, and the Parent Guarantor has agreed to cause each of the undersigned to execute this Subsidiary Guaranty Agreement and to cause each such other Subsidiary which hereafter at any time becomes a party to, or otherwise becomes a guarantor of Debt in respect of, the Bank Credit Agreement or any of the Private Placement Documents to execute a Guaranty Joinder, in each case in order to induce the Note Purchasers to purchase the Notes and thereby benefit the Company, the Parent Guarantor and its Subsidiaries by providing funds to enable the Company, the Parent Guarantor and its Subsidiaries to have funds available for general corporate purposes.

NOW, THEREFORE, in order to induce, and in consideration of, the execution and delivery of the Note Purchase Agreement and the purchase of the Notes by the Note Purchasers, each Subsidiary Guarantor hereby, jointly and severally, covenants and agrees with, and represents and warrants to, each of the Note Purchasers and each holder from time to time of the Notes as follows:

SECTION 1. DEFINITIONS.

Capitalized terms used herein shall have the meanings set forth in the Parent Guaranty Agreement unless herein defined or the context shall otherwise require.

SECTION 2. THE GUARANTY.

(a) Subject to Sections 2(b) and 2(c) below, each Subsidiary Guarantor jointly and severally hereby irrevocably and unconditionally guarantees to the Note Purchasers and each holder the due and punctual payment in full of (i) the principal of, Make-Whole Amount (or other premium), if any, and interest on, and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or repurchase or by acceleration or otherwise) and (ii) any other sums which may become due under the terms and provisions of the Note Purchase Agreement and the Notes (all such obligations described in clauses (i) and (ii) above are herein called the “Guaranteed Obligations”). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and performance and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Company, the Parent Guarantor or any other Person or upon any other action, occurrence or circumstance whatsoever. In the event that the Company shall fail so to pay any of such Guaranteed Obligations, each Subsidiary Guarantor jointly and severally agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, at the place for payment specified in the Notes and the Note Purchase Agreement. Each default in payment of the principal of, Make-Whole Amount (or other premium), if any, or interest on, or any other amount due under, the Notes shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. Each Subsidiary Guarantor jointly and severally hereby agrees that the Notes issued in connection with the Note Purchase Agreement make reference to this Subsidiary Guaranty Agreement.

Each Subsidiary Guarantor jointly and severally hereby agrees to pay and to indemnify and save the holders harmless from and against any damage, loss, cost or expense (including reasonable attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (A) any breach by any Subsidiary Guarantor, the Parent Guarantor or by the

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Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Subsidiary Guaranty Agreement, the Parent Guaranty Agreement, the Notes or the Note Purchase Agreement, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, and (B) any legal action commenced to challenge the validity or enforceability of this Subsidiary Guaranty Agreement, the Parent Guaranty Agreement, the Notes or the Note Purchase Agreement.

(b) It is the intent of each Subsidiary Guarantor and the holders that each Subsidiary Guarantor’s maximum obligation hereunder shall be equal to, but not in excess of:

(i) in a case or proceeding commenced by or against a Subsidiary Guarantor under the Bankruptcy Code of the United States of America (the “Bankruptcy Code”), the maximum amount which would not otherwise cause the obligations hereunder (or any other obligations of such Subsidiary Guarantor to any holder) to be avoidable or unenforceable against such Subsidiary Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(ii) in a case or proceeding commenced by or against a Subsidiary Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the obligations hereunder (or any other obligations of such Subsidiary Guarantor to any holder) to be avoidable or unenforceable against such Subsidiary Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

The substantive laws under which the possible avoidance or unenforceability of the obligations hereunder (or any other obligations of the Subsidiary Guarantors to any holder) shall be determined in any such case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”.

(c) To the end set forth in Section 2(b), but only to the extent that the obligations hereunder would otherwise be subject to avoidance under the Avoidance Provisions if the Subsidiary Guarantors, or any of them, are not deemed to have received valuable consideration, fair value or reasonably equivalent value for the obligations hereunder, or if the obligations hereunder would render such Subsidiary Guarantor insolvent, or leave such Subsidiary Guarantor with unreasonably small capital to conduct its business, or cause such Subsidiary Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the obligations hereunder are deemed to have been incurred under the Avoidance Provisions and after giving effect to contribution as among such Subsidiary Guarantor and other guarantors, the maximum obligations for which such Subsidiary Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause such obligations (or any other obligations of such Subsidiary Guarantor to any holder), as so reduced, to be subject to avoidance under the

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Avoidance Provisions. This Section 2(c) is intended solely to preserve the rights of the holders hereunder to the maximum extent that would not cause the obligations of such Subsidiary Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and neither such Subsidiary Guarantor nor any other Person shall have any right or claim under this Section 2(c) as against any holder that would not otherwise be available to such Person under the Avoidance Provisions.

SECTION 3. OBLIGATIONS ABSOLUTE.

The obligations of each Subsidiary Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity, regularity or enforceability of the Notes or of the Note Purchase Agreement, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim any Subsidiary Guarantor may have against the Company, the Parent Guarantor, any other Subsidiary Guarantor or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not any Subsidiary Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any modification or amendment of or supplement to the Note Purchase Agreement, the Notes or any other instrument referred to therein (except that the obligations of the Subsidiary Guarantors hereunder shall apply to the Note Purchase Agreement, the Notes or such other instruments as so amended, modified or supplemented) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes or in respect of the Note Purchase Agreement; (c) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to any other guarantor of the Guaranteed Obligations or its property; (e) any merger, amalgamation or consolidation of any Subsidiary Guarantor or of the Company into or with any other corporation or any sale, lease or transfer of any or all of the assets of any Subsidiary Guarantor or of the Company to any Person; (f) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with such Subsidiary Guarantor; or (g) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full of all of the Guaranteed Obligations.

SECTION 4. WAIVER AND AUTHORIZATION.

Section 4.1 Waiver. Each Subsidiary Guarantor hereby jointly and severally waives, for the benefit of each holder:

(a) any right to require any holder, as a condition of payment or performance by such Subsidiary Guarantor, to (i) proceed against the Company, any other guarantor of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Company, any other guarantor of the Guaranteed Obligations or any other Person, or (iii) pursue any other remedy available to any holder whatsoever;

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(b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than indefeasible payment in full of the Guaranteed Obligations;

(c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(d) any defense based upon errors or omissions of any holder in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith;

(e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Subsidiary Guaranty Agreement and any legal or equitable discharge of such Subsidiary Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Subsidiary Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any holder protect, secure, perfect or insure any security interest or lien or any property subject thereto;

(f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Subsidiary Guaranty Agreement, notices of default under the Note Purchase Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of assignment, sale or other transfer of any Note to a Transferee, notices of any extension of credit to the Company and notices of any of the matters referred to in Section 3 and any right to consent to any thereof;

(g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Subsidiary Guaranty Agreement; and

(h) (i) all rights of subrogation which it may at any time have as a result of this Subsidiary Guaranty Agreement (whether statutory or otherwise) to the claims of the holders against the Company or any other guarantor of the Guaranteed Obligations (each referred to herein as the “Other Party”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Company or any Other Party which it may at any time otherwise have as a result of this Subsidiary Guaranty Agreement; and (ii) any right to enforce any other remedy which the holders now have or may hereafter have against the Company or any Other Party, any endorser or any other guarantor of all or any part of the Guaranteed Obligations.

Section 4.2 Obligations Unimpaired. Each Subsidiary Guarantor authorizes the holders of the Notes, without notice or demand to such Subsidiary Guarantor and without affecting its obligations hereunder, from time to time (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, all or

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any part of the Notes, the Note Purchase Agreement or any other instrument referred to therein, (b) to take and hold security for the payment of the Notes, for the performance of this Subsidiary Guaranty Agreement or otherwise for the obligations guaranteed hereby and to exchange, enforce, waive and release any such security, (c) to apply any such security and to direct the order or manner of sale thereof as they in their sole discretion may determine; (d) to obtain additional or substitute endorsers or guarantors; (e) to exercise or refrain from exercising any rights against the Company, any other guarantor of the Guaranteed Obligations and others; and (f) to apply any sums, by whomsoever paid or however realized, to the payment of the principal of, Make-Whole Amount (or other premium), if any, and interest on the Notes and any other Guaranteed Obligation hereunder. Each Subsidiary Guarantor waives any right to require the holders to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, such Subsidiary Guarantor or any other Person or to pursue any other remedy available to such holders.

SECTION 5. REINSTATEMENT AND RANK.

Section 5.1 Reinstatement of Guaranty. The obligations of each Subsidiary Guarantor under this Subsidiary Guaranty Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration shall at such time be prevented or the right of any holder to receive any payment under any Note shall at such time be delayed or otherwise affected by reason of the pendency against the Company, any Subsidiary Guarantor or any other guarantor of a case or proceeding under a bankruptcy or insolvency law, each Subsidiary Guarantor agrees that, for purposes of this Subsidiary Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holders had accelerated the same in accordance with the terms of the Note Purchase Agreement, and each Subsidiary Guarantor shall forthwith pay such accelerated principal amount, accrued interest and Make-Whole Amount (or other premium), if any, thereon and any other Guaranteed Obligations hereunder.

Section 5.2 Rank of Guaranty. Each Subsidiary Guarantor agrees that its obligations under this Subsidiary Guaranty Agreement shall rank at least pari passu with all other unsecured Senior Debt of such Subsidiary Guarantor now or hereafter existing.

SECTION 6. COVENANTS IN PARENT GUARANTY AGREEMENT.

Each Subsidiary Guarantor covenants that it and each of its Subsidiaries shall comply at all times with those covenants in the Parent Guaranty Agreement which are applicable to such Subsidiary Guarantor and/or its Subsidiaries.

SECTION 7. REPRESENTATIONS AND WARRANTIES OF THE SUBSIDIARY GUARANTORS.

On the Execution Date and on the date of the Closing, each Subsidiary Guarantor represents and warrants to each holder that:

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(a) Such Subsidiary Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (i) the ability of such Subsidiary Guarantor to perform its obligations under this Subsidiary Guaranty Agreement, or (ii) the validity or enforceability of this Subsidiary Guaranty Agreement (herein in this Section 7, a “Material Adverse Effect”). Such Subsidiary Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Subsidiary Guaranty Agreement and to perform the provisions hereof.

(b) This Subsidiary Guaranty Agreement has been duly authorized by all necessary corporate or other similar organizational action on the part of such Subsidiary Guarantor, and this Subsidiary Guaranty Agreement constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution, delivery and performance by such Subsidiary Guarantor of this Subsidiary Guaranty Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Subsidiary Guarantor or any of its Subsidiaries under its corporate charter or by-laws, or similar organizational or governing instrument, or except for contraventions, breaches or defaults which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or any other agreement or instrument to which such Subsidiary Guarantor or any of its Subsidiaries is bound or by which such Subsidiary Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Subsidiary Guarantor or any of its Subsidiaries or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the such Subsidiary Guarantor or any of its Subsidiaries.

(d) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Subsidiary Guarantor of this Subsidiary Guaranty Agreement.

(e) Such Subsidiary Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Such Subsidiary Guarantor does not intend to incur, or believe that it will incur, debts beyond its ability to pay

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such debts as they become due. Such Subsidiary Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Subsidiary Guaranty Agreement. Such Subsidiary Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of this Subsidiary Guaranty Agreement.

SECTION 8. AMENDMENTS, WAIVERS AND CONSENTS.

(a) This Subsidiary Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of each Subsidiary Guarantor and the Required Holders, except that (i) no amendment or waiver of any of the provisions of Section 7, or any defined term (as it is used therein for purposes of Section 7), will be effective as to a Note Purchaser unless consented to by such Note Purchaser in writing, (ii) no such amendment or waiver may, without the written consent of each Note Purchaser and the holder of each Note at the time outstanding, (A) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (B) amend any of Sections 2, 3, 4, 5, 8 or 9, and (iii) this Subsidiary Guaranty Agreement may be amended by the addition of additional Subsidiary Guarantors pursuant to a Guaranty Joinder.

(b) The Subsidiary Guarantors will provide each Note Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Note Purchaser or holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Subsidiary Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 8 to each Note Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Note Purchasers or holders of Notes.

(c) Each Subsidiary Guarantor agrees it will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Note Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Note Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Note Purchaser and holder of a Note whether or not such Note Purchaser or holder consented to such waiver or amendment.

(d) Any consent given pursuant to this Section 8 by a holder of a Note that has transferred or has agreed to transfer its Note to the Parent Guarantor or any of its Subsidiaries or Affiliates in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

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(e) Any amendment or waiver consented to as provided in this Section 6 applies equally to all Note Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Subsidiary Guarantors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Subsidiary Guarantors and any Note Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Note Purchaser or holder of such Note.

(f) Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Subsidiary Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Subsidiary Guarantors or any of their Subsidiaries or Affiliates shall be deemed not to be outstanding.

SECTION 9. CONFIDENTIAL INFORMATION.

For the purposes of this Section 14, “Confidential Information” shall mean information delivered to any Note Purchaser by or on behalf of a Subsidiary Guarantor in connection with the transactions contemplated by or otherwise pursuant to this Subsidiary Guaranty Agreement, the Parent Guaranty Agreement and the Note Agreement, together with any related schedules and exhibits, provided that such term does not include information that (a) was publicly known or otherwise known to such Note Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Note Purchaser or any Person acting on such Note Purchaser’s behalf, (c) otherwise becomes known to such Note Purchaser other than through disclosure by the Parent Guarantor or any Subsidiary thereof or from a Person who is known to such Note Purchaser to be bound by a confidentiality agreement with the Parent Guarantor or any of its Subsidiaries, or is known to such Note Purchaser to be under an obligation not to transmit the information to such Note Purchaser, or (d) constitutes financial statements delivered to such Note Purchaser under Section 6.1 of the Parent Guaranty Agreement or that are otherwise publicly available. Each Note Purchaser will maintain the confidentiality of such Confidential Information for as long as it is in possession thereof in accordance with procedures adopted by such Note Purchaser in good faith to protect confidential information of third parties delivered to such Note Purchaser, provided that such Note Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 9, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 9), (v) any Person from which it offers to purchase any Security of a Subsidiary Guarantor, the Parent Guarantor or the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 9), (vi) any federal or state regulatory authority having jurisdiction over such Note Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any

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nationally recognized rating agency that requires access to information about such Note Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate in each of the following cases: (w) to effect compliance with any law, rule, regulation or order applicable to such Note Purchaser, (x) in response to any subpoena or other legal process which such Note Purchaser reasonably believes to have been validly issued, (y) in connection with any litigation to which such Note Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Note Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Note Purchaser’s Notes, the Parent Guaranty Agreement, the Note Agreement and this Subsidiary Guaranty Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 9 as though it were a party to this Subsidiary Guaranty Agreement. On reasonable request by a Subsidiary Guarantor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Subsidiary Guaranty Agreement or requested by such holder (other than a Note Purchaser or its nominee), such holder will, as a condition precedent to receiving such information, enter into an agreement with such Subsidiary Guarantor embodying the provisions of this Section 9.

In the event that as a condition to receiving access to information relating to the Parent Guarantor or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to the Note Purchase Agreement or this Subsidiary Guaranty Agreement, any Note Purchaser is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from the terms of this Section 9, the terms of this Section 9 shall, as between such Note Purchaser and the Subsidiary Guarantors, supersede the terms of any such other confidentiality undertaking.

SECTION 10. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(i) if to an Note Purchaser or its nominee, to such Note Purchaser or nominee at the address specified for such communications on Schedule A to the Note Purchase Agreement, or at such other address as such Note Purchaser shall have specified to any Subsidiary Guarantor or the Company in writing;

(ii) if to any other holder of any Note, to such holder at such address as such holder shall have specified to any Subsidiary Guarantor or the Company in writing; or

(iii) if to a Subsidiary Guarantor, to such Subsidiary Guarantor c/o the Company at 3101 South Packerland Drive, Green Bay, Wisconsin 54313, Attention Chief Financial Officer, or at such other address as such Subsidiary Guarantor shall have specified to the Purchasers and the holder of each Note in writing.

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Notices under this Section 10 will be deemed given only when actually received.

SECTION 11. MISCELLANEOUS.

(a) No remedy herein conferred upon or reserved to any holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Subsidiary Guaranty Agreement now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any holder to exercise any remedy reserved to it under the Subsidiary Guaranty Agreement, it shall not be necessary for such holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b) The Subsidiary Guarantors will pay all sums becoming due under this Subsidiary Guaranty Agreement by the method and at the address specified for such purpose in the Note Purchase Agreement, or by such other reasonable method or at such other address as any holder shall have from time to time specified to the Subsidiary Guarantors in writing for such purpose, without the presentation or surrender of this Subsidiary Guaranty Agreement or any Note.

(c) Any provision of this Subsidiary Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(d) If the whole or any part of this Subsidiary Guaranty Agreement shall be now or hereafter become unenforceable against any one or more of the Subsidiary Guarantors for any reason whatsoever or if it is not executed by any one or more of the Subsidiary Guarantors, this Subsidiary Guaranty Agreement shall nevertheless be and remain fully binding upon and enforceable against each other Subsidiary Guarantor as if it had been made and delivered only by such other Subsidiary Guarantors.

(e) This Subsidiary Guaranty Agreement shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of each holder and its successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not, so long as its Notes remain outstanding and unpaid.

(f) This Subsidiary Guaranty Agreement and all guarantees, covenants and agreements of the Subsidiary Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations shall be paid or otherwise discharged in full.

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(g) All warranties, representations and covenants made by each Subsidiary Guarantor herein or in any certificate or other instrument delivered by it or on its behalf under this Subsidiary Guaranty Agreement have been relied upon by the holders of the Notes and shall survive the execution and delivery of this Subsidiary Guaranty Agreement, regardless of any investigation made by the holders of the Notes or on their behalf. This Subsidiary Guaranty Agreement embodies the entire agreement and understanding between the Subsidiary Guarantors and the Note Purchasers and supersedes any prior agreements or understandings relating to the subject matter hereof.

(h) The Subsidiary Guarantors hereby agree to execute and deliver all such instruments and take all such action as the holders of the Notes may from time to time reasonably request in order to effectuate fully the purposes of this Subsidiary Guaranty Agreement.

(i) This Subsidiary Guaranty Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

(j) This Subsidiary Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the law of the State of Illinois excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

(k) Each Subsidiary Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Subsidiary Guaranty Agreement or the Notes. To the fullest extent permitted by applicable law, each Subsidiary Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(l) Each Subsidiary Guarantor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in paragraph (k) above by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 10 or at such other address of which such holder shall then have been notified pursuant to said Section. Each Subsidiary Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

12

(m) Nothing in clause (k) or (l) above shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against any Subsidiary Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(n) THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS SUBSIDIARY GUARANTY AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH.

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IN WITNESS WHEREOF, each of the undersigned has caused this Subsidiary Guaranty Agreement to be duly executed by an authorized representative as of the date first written above.

SCHNEIDER FINANCE, INC.
SCHNEIDER NATIONAL CARRIERS, INC.
SCHNEIDER RESOURCES, INC.

By:
Name:
Title:

Signature Page to Schneider Subsidiary Guaranty Agreement

GUARANTY JOINDER

Re: $100,000,000 Senior Notes

Issued by Schneider National Leasing, Inc.

$30,000,000 2.91% Senior Notes, Series A, due September 25, 2020

$70,000,000 3.55% Senior Notes, Series B, due September 25, 2023

This GUARANTY JOINDER dated as of                     ,                      (this “Guaranty Joinder”) is entered into on a joint and several basis by [each of] the undersigned                     , a                      corporation [and                     , a                      corporation] ([which parties are hereinafter referred to individually as] an “Additional Subsidiary Guarantor” [and collectively as the “Additional Subsidiary Guarantors”]). Terms not otherwise defined herein shall have the meaning set forth in the Parent Guaranty Agreement (as defined below).

RECITALS

A. [Each] Additional Subsidiary Guarantor is presently a direct or indirect Subsidiary of Schneider National, Inc., a Wisconsin corporation.

B. In order to raise funds for general corporate purposes, Schneider National Leasing, Inc., a Nevada corporation and Wholly-Owned Subsidiary of the Parent Guarantor (the “Company”), has entered into the Note Purchase Agreement dated as of June 12, 2013 (as amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”) between the Company and the institutional investors named in Schedule A attached thereto (the “Note Purchasers”), providing for, among other things, the issue and sale by the Company of $100,000,000 in aggregate principal amount of its Senior Notes consisting of: (i) $30,000,000 aggregate principal amount of the Company’s 2.91% Senior Notes, Series A, due September 25, 2020 (the “Series A Notes”); and (ii) $70,000,000 aggregate principal amount of the Company’s 3.55% Senior Notes, Series B, due September 25, 2020 (the “Series B Notes” and together with the Series A Notes, collectively the “Notes,” such term to include any notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement), and the Parent Guarantor has entered into the Guaranty Agreement dated as of June 12, 2013 (as amended, restated or otherwise modified from time to time, the “Parent Guaranty Agreement”) by the Parent Guarantor in favor of each holder (as defined therein). The Note Purchasers, together with their successors and assigns, including any subsequent transferees of the Notes in accordance with the terms of the Note Purchase Agreement, are hereinafter collectively referred to as the “holders.”

C. As a condition precedent to their purchase of the Notes, the Note Purchasers required that certain Subsidiaries of the Parent Guarantor enter into the Subsidiary Guaranty Agreement dated as of June 12, 2013 (the “Subsidiary Guaranty Agreement”) as security for the Notes.

NOW, THEREFORE, as required by the Note Purchase Agreement and the Parent Guaranty Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, [each/the] Additional Subsidiary Guarantor does hereby covenant and agree, jointly and severally, as follows:

In accordance with the requirements of the Subsidiary Guaranty Agreement, the Additional Subsidiary Guarantor[s] desire to amend the definition of Subsidiary Guarantor (as the same may have been heretofore amended) set forth in the Subsidiary Guaranty Agreement attached hereto so that at all times from and after the date hereof, the Additional Subsidiary Guarantor[s] shall be jointly and severally liable as set forth in the Subsidiary Guaranty Agreement for the obligations of the Company under the Note Purchase Agreement and Notes to the extent and in the manner set forth in the Subsidiary Guaranty Agreement.

The undersigned is the duly elected                      of the Additional Subsidiary Guarantor[s] and is duly authorized to execute and deliver this Guaranty Joinder for the benefit of all holders of the Notes. The execution by the undersigned of this Guaranty Joinder shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Subsidiary Guaranty Agreement. By such execution the Additional Subsidiary Guarantor[s] shall be deemed to have made the representations and warranties set forth in Section 7 of the Subsidiary Guaranty Agreement in favor of the holders as of the date of this Guaranty Joinder.

Upon execution of this Guaranty Joinder, the Subsidiary Guaranty Agreement shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Subsidiary Guaranty Agreement are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Subsidiary Guaranty Agreement without making specific reference to this Guaranty Joinder, but nevertheless all such references shall be deemed to include this Guaranty Joinder unless the context shall otherwise require.

[NAME OF ADDITIONAL SUBSIDIARY GUARANTOR(S)]

By:
Its

2

FORM OF OPINION OF SPECIAL COUNSEL TO THE

COMPANY AND THE GUARANTORS

The closing opinion of Godfrey & Kahn, S.C., special counsel to the Company and the Guarantors, which is called for by Section 4.6(a) of the Note Purchase Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be reasonably satisfactory in scope and form to each Purchaser and shall be to the effect that:

1. The Parent Guarantor is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Wisconsin, has the corporate power and the corporate authority to execute, deliver and perform the Parent Guaranty Agreement, and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except in jurisdictions where the failure to be so qualified or licensed would not have a material adverse effect on the business of the Parent Guarantor.

2. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and the corporate authority to execute, deliver and perform the Note Purchase Agreement and to issue the Notes, and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except in jurisdictions where the failure to be so qualified or licensed would not have a material adverse effect on the business of the Company.

3. Each Subsidiary Guarantor is a corporation, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and the corporate authority to execute, deliver and perform the Subsidiary Guaranty Agreement, and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except in jurisdictions where the failure to be so qualified or licensed would not have a material adverse effect on the business of such Subsidiary Guarantor.

4. Each Subsidiary of the Parent Guarantor (other than the Company and the Subsidiary Guarantors) which is organized under the laws of the United States or any state thereof is a corporation or similar legal entity, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the

Exhibit 4

(to Note Purchase Agreement)

properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except in jurisdictions where the failure to be so qualified or licensed would not have a material adverse effect on the business of such Subsidiary. All of the issued and outstanding shares of capital stock or similar equity interests of each Subsidiary of the Parent Guarantor have been duly issued, are fully paid and non-assessable and are owned by the Parent Guarantor, by one or more Subsidiaries of the Parent Guarantor, or by the Parent Guarantor and one or more Subsidiaries of the Parent Guarantor.

5. The Parent Guaranty Agreement has been duly authorized by all necessary corporate action on the part of the Parent Guarantor, has been duly executed and delivered by the Parent Guarantor and constitutes the legal, valid and binding contract of the Parent Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

6. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

7. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

8. The Subsidiary Guaranty Agreement has been duly authorized by all necessary corporate action on the part of the Subsidiary Guarantors, has been duly executed and delivered by the Subsidiary Guarantors and constitutes the legal, valid and binding contract of the Subsidiary Guarantors enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

9. The issuance and sale of the Notes by the Company, the execution, delivery and performance by the Company of the Note Purchase Agreement, and the execution, delivery and performance by each Guarantor of the Guaranty Agreement to which such Guarantor is party, do not violate any provision of any law or other rule or regulation of any Governmental Authority applicable to the Company or such Guarantor or conflict or result in any breach of any of the provisions of or constitute a default under

E-4-2

or result in the creation or imposition of any Lien upon any of the property of the Parent Guarantor, the Company and their Subsidiaries pursuant to the provisions of the Articles of Incorporation or By-laws of the Company or such Guarantor or any agreement or other instrument known to such counsel to which the Company or such Guarantor is a party or by which the Company or any such Guarantor may be bound.

10. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Governmental Authority, Federal or state, is necessary in connection with the execution and delivery of the Guaranty Agreements, the Note Purchase Agreement or the Notes.

11. There are no actions, suits or proceedings pending or, to the knowledge of such counsel after due inquiry, threatened against or affecting the Parent Guarantor, the Company or any other Subsidiary of the Parent Guarantor in any court or before any Governmental Authority or arbitration board or tribunal which, if adversely determined, would have a materially adverse effect on the properties, business, prospects, profits or condition (financial or otherwise) of the Company, the Parent Guarantor and its Subsidiaries, or the ability of the Company to perform its obligations under the Note Purchase Agreement and the Notes or the ability of any Guarantor to perform its obligations under the Guaranty Agreement to which it is party, or on the legality, validity or enforceability of the Company’s obligations under the Note Purchase Agreement or the Notes or on the legality, validity or enforceability of any Guarantor’s obligations under the Guaranty Agreement to which it is party. To the knowledge of such counsel, neither the Parent Guarantor nor any Subsidiary is in default with respect to any court or Governmental Authority or arbitration board or tribunal.

12. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement and the execution and delivery of the Guaranty Agreements do not, under existing law, require the registration of the Notes or the Guaranty Agreements under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

13. Neither the issuance of the Notes nor the application of the proceeds of the sale of the Notes will violate or result in a violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

14. Neither the Parent Guarantor nor the Company nor any other Guarantor is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

The opinion of Godfrey & Kahn, S.C., special counsel to the Company and the Guarantors, shall cover such other matters relating to the Note Purchase Agreement, the Notes and the Guaranty Agreements as counsel for the Purchasers may reasonably request and shall provide that (i) subsequent holders of the Notes may rely upon such opinion and (ii) such opinion may be provided to Governmental Authorities including, without limitation, the NAIC. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and other officers of the Company and the Guarantors.

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FORM OF OPINION OF SPECIAL COUNSEL

FOR THE PURCHASERS

The closing opinion of Schiff Hardin LLP, special counsel for the Purchasers, called for by Section 4.6(b) of the Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Nevada, and the Parent Guarantor is a corporation validly existing and in good standing under the laws of the State of Wisconsin.

2. The Agreement and the Notes being delivered on the date hereof constitute the legal, valid and binding contracts of the Company enforceable against the Company in accordance with their respective terms. The Parent Guaranty Agreement constitutes the legal, valid and binding contract of the Parent Guarantor enforceable against the Parent Guarantor in accordance with its terms.

3. The issuance, sale and delivery of the Notes being delivered on the date hereof under the circumstances contemplated by this Agreement do not, under existing law, require the registration of such Notes under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

The opinion of Schiff Hardin LLP shall also state that the opinion of Godfrey & Kahn, S.C. is satisfactory in scope and form to Schiff Hardin LLP and that, in their opinion, the Purchasers are justified in relying thereon.

The opinion of Schiff Hardin LLP is limited to the laws of the State of Illinois and the federal laws of the United States.

Exhibit 5

(to Note Purchase Agreement)